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                             SUIZA FOODS CORPORATION

                                  ------------

                              AMENDED AND RESTATED
                          SUPPLEMENTAL CREDIT AGREEMENT

             $100,000,000 of $300,000,000 Aggregate Credit Facility

                            Dated as of March 5, 1997

                                  ------------

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                    as Agent

                       THE FIRST NATIONAL BANK OF CHICAGO,
                              as Syndication Agent


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

                                TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                Page
                                                                ----
Section 1.  Definitions and Accounting Matters . . . . . . . .    2
  1.01      Certain Defined Terms. . . . . . . . . . . . . . .    2
  1.02      Accounting Terms and Determinations. . . . . . . .   24
  1.03      Types of Facility C Loans. . . . . . . . . . . . .   25

Section 2.  Facility C Commitments, Facility C Loans,
            Facility C Notes and Prepayments . . . . . . . . .   25
  2.01      Facility C Loans . . . . . . . . . . . . . . . . .   25
  2.02      Borrowings . . . . . . . . . . . . . . . . . . . .   26
  2.03      Changes of Facility C Commitments. . . . . . . . .   26
  2.04      Commitment Fee . . . . . . . . . . . . . . . . . .   26
  2.05      Lending Offices. . . . . . . . . . . . . . . . . .   26
  2.06      Several Obligations; Remedies Independent. . . . .   27
  2.07      Facility C Notes . . . . . . . . . . . . . . . . .   27
  2.08      Optional Prepayments and Conversions or
            Continuations of Facility C Loans. . . . . . . . .   28
  2.09      Mandatory Prepayments. . . . . . . . . . . . . . .   28

Section 3.  Payments of Principal and Interest . . . . . . . .   31
  3.01      Repayment of Facility C Loans. . . . . . . . . . .   31
  3.02      Interest . . . . . . . . . . . . . . . . . . . . .   31

Section 4.  Payments; Pro Rata Treatment; Computations; Etc. .   32
  4.01      Payments . . . . . . . . . . . . . . . . . . . . .   32
  4.02      Pro Rata Treatment . . . . . . . . . . . . . . . .   33
  4.03      Computations . . . . . . . . . . . . . . . . . . .   34
  4.04      Minimum Amounts. . . . . . . . . . . . . . . . . .   34
  4.05      Certain Notices. . . . . . . . . . . . . . . . . .   34
  4.06      Non-Receipt of Funds by the Agent. . . . . . . . .   35
  4.07      Sharing of Payments, Etc.. . . . . . . . . . . . .   37

Section 5.  Yield Protection, Etc. . . . . . . . . . . . . . .   38
  5.01      Additional Costs . . . . . . . . . . . . . . . . .   38
  5.02      Limitation on Types of Facility C Loans. . . . . .   41
  5.03      Illegality . . . . . . . . . . . . . . . . . . . .   42
  5.04      Treatment of Affected Facility C Loans . . . . . .   42
  5.05      Compensation . . . . . . . . . . . . . . . . . . .   43
  5.06      Net Payments; Taxes. . . . . . . . . . . . . . . .   44

                                      (i)

  5.07      Replacement of Lenders . . . . . . . . . . . . . .   46

Section 6.  Conditions Precedent . . . . . . . . . . . . . . .   47
  6.01      Conditions to Effectiveness. . . . . . . . . . . .   47
  6.02      Conditions Precedent to Lending for Permitted
            Acquisitions . . . . . . . . . . . . . . . . . . .   50
  6.03      Conditions to all  . . . . . . . . . . . . . . . .   56

Section 7.  Representations and Warranties . . . . . . . . . .   57
  7.01      Corporate Existence. . . . . . . . . . . . . . . .   57
  7.02      Financial Condition. . . . . . . . . . . . . . . .   57
  7.03      Litigation . . . . . . . . . . . . . . . . . . . .   58
  7.04      No Breach. . . . . . . . . . . . . . . . . . . . .   58
  7.05      Action . . . . . . . . . . . . . . . . . . . . . .   58
  7.06      Approvals. . . . . . . . . . . . . . . . . . . . .   59
  7.07      Use of Credit. . . . . . . . . . . . . . . . . . .   59
  7.08      ERISA. . . . . . . . . . . . . . . . . . . . . . .   59
  7.09      Taxes. . . . . . . . . . . . . . . . . . . . . . .   60
  7.10      Investment Company Act . . . . . . . . . . . . . .   60
  7.11      Public Utility Holding Company Act . . . . . . . .   60
  7.12      Material Agreements and Liens. . . . . . . . . . .   60
  7.13      Environmental Matters. . . . . . . . . . . . . . .   61
  7.14      Capitalization . . . . . . . . . . . . . . . . . .   63
  7.15      Subsidiaries, Etc. . . . . . . . . . . . . . . . .   64
  7.16      Title to Assets. . . . . . . . . . . . . . . . . .   65
  7.17      True and Complete Disclosure . . . . . . . . . . .   65
  7.18      Real Property. . . . . . . . . . . . . . . . . . .   66
  7.19      Solvency . . . . . . . . . . . . . . . . . . . . .   66
  7.20      Subordinated Note Purchase Agreement . . . . . . .   66

Section 8.  Covenants of the Company . . . . . . . . . . . . .   66
  8.01      Financial Statements, Etc. . . . . . . . . . . . .   67
  8.02      Litigation . . . . . . . . . . . . . . . . . . . .   70
  8.03      Existence, Etc.. . . . . . . . . . . . . . . . . .   71
  8.04      Insurance. . . . . . . . . . . . . . . . . . . . .   72
  8.05      Prohibition of Fundamental Changes . . . . . . . .   75
  8.06      Limitation on Liens. . . . . . . . . . . . . . . .   76
  8.07      Indebtedness . . . . . . . . . . . . . . . . . . .   78
  8.08      Investments. . . . . . . . . . . . . . . . . . . .   79
  8.09      Restricted Payments. . . . . . . . . . . . . . . .   80
  8.10      Leverage Ratio . . . . . . . . . . . . . . . . . .   80
  8.11      Minimum Net Worth. . . . . . . . . . . . . . . . .   80
  8.12      Fixed Charges Ratio. . . . . . . . . . . . . . . .   80
  8.13      Interest Coverage Ratio. . . . . . . . . . . . . .   81
  8.14      Capital Expenditures . . . . . . . . . . . . . . .   81
  8.15      Interest Rate Protection Agreements. . . . . . . .   81

                                    (ii)

  8.16      Lines of Business. . . . . . . . . . . . . . . . .   82
  8.17      Transactions with Affiliates . . . . . . . . . . .   82
  8.18      Use of Proceeds. . . . . . . . . . . . . . . . . .   82
  8.19      Certain Obligations Respecting Subsidiaries;
            Additional Mortgaged Properties. . . . . . . . . .   83
  8.20      Modifications of Certain Documents . . . . . . . .   84
  8.21      Further Assurances . . . . . . . . . . . . . . . .   84
  8.22      Puerto Rico Security Documents . . . . . . . . . .   85

Section 9.  Events of Default. . . . . . . . . . . . . . . . .   85

Section 10. The Agent. . . . . . . . . . . . . . . . . . . . .   89
  10.01     Appointment, Powers and Immunities . . . . . . . .   89
  10.02     Reliance by Agent. . . . . . . . . . . . . . . . .   90
  10.03     Defaults . . . . . . . . . . . . . . . . . . . . .   90
  10.04     Rights as a Lender . . . . . . . . . . . . . . . .   91
  10.05     Indemnification. . . . . . . . . . . . . . . . . .   91
  10.06     Non-Reliance on Agent and Other Lenders. . . . . .   92
  10.07     Failure to Act . . . . . . . . . . . . . . . . . .   92
  10.08     Resignation or Removal of Agent. . . . . . . . . .   93
  10.09     Agency Fee . . . . . . . . . . . . . . . . . . . .   93
  10.10     Consents under Other Loan Documents. . . . . . . .   94
  10.11     Syndication Agent. . . . . . . . . . . . . . . . .   94

Section 11. Miscellaneous. . . . . . . . . . . . . . . . . . .   94
  11.01     Waiver . . . . . . . . . . . . . . . . . . . . . .   94
  11.02     Notices. . . . . . . . . . . . . . . . . . . . . .   94
  11.03     Expenses, Etc. . . . . . . . . . . . . . . . . . .   95
  11.04     Amendments, Etc. . . . . . . . . . . . . . . . . .   97
  11.05     Successors and Assigns . . . . . . . . . . . . . .   97
  11.06     Assignments and Participations . . . . . . . . . .   97
  11.07     Survival . . . . . . . . . . . . . . . . . . . . .  100
  11.08     Captions . . . . . . . . . . . . . . . . . . . . .  100
  11.09     Counterparts . . . . . . . . . . . . . . . . . . .  101
  11.10     Governing Law; Submission to Jurisdiction;
            Service of Process and Venue . . . . . . . . . . .  101
  11.11     Waiver of Jury Trial . . . . . . . . . . . . . . .  102
  11.12     Treatment of Certain Information; Confidentiality.  102
  11.13     Intention of Parties . . . . . . . . . . . . . . .  103

SCHEDULE I     -      Existing Material Agreements and Liens
SCHEDULE II    -      Environmental Matters
SCHEDULE III   -      Subsidiaries and Investments
SCHEDULE IV    -      Real Property
SCHEDULE V     -      Litigation
SCHEDULE VI    -      Existing Puerto Rico Security Documents

                                     (iii)

SCHEDULE VII   -      Existing Mortgages

EXHIBIT A      -      Form of Note
EXHIBIT B      -      Form of Supplemental Subsidiary Guarantee and Security
                      Agreement
EXHIBIT C      -      Form of Mortgage
EXHIBIT D      -      Form of Deed of Trust
EXHIBIT E-1    -      Form of Opinion of Counsel to the Obligors
EXHIBIT E-2    -      Form of Opinion of Puerto Rico Counsel to the Obligors
EXHIBIT F      -      Form of Opinion of Local Counsel
EXHIBIT G      -      Form of Opinion of Special New York Counsel to First Union
EXHIBIT H      -      Form of Confidentiality Agreement
EXHIBIT I      -      Form of Assignment and Acceptance



                                     (iv)

          AMENDED AND RESTATED SUPPLEMENTAL CREDIT AGREEMENT dated as of March 5, 1997 between: SUIZA FOODS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and collectively, the "LENDERS"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

          WHEREAS, the Company, the Lenders and the Agent are party to a Second Amended and Restated Credit Agreement dated of even date herewith (as modified and supplemented and in effect from time to time, the "EXISTING CREDIT AGREEMENT"), providing, subject to the terms thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Lenders party thereto, to the Company in an aggregate principal or face amount not exceeding $200,000,000.

          WHEREAS, the Company, certain Lenders and the Agent are party to a Supplemental Credit Agreement, dated as of September 6, 1996, as amended by Amendment No. 1 dated as of December 2, 1996 (as heretofore modified and supplemented and in effect immediately prior to the Effective Date referred to below, the "EXISTING SUPPLEMENTAL CREDIT AGREEMENT") providing, subject to the terms and conditions thereof, for a $90,000,000 revolving credit facility for the purpose of providing financing for the acquisition by the Company or its Subsidiaries from time to time of assets, business or capital stock of certain Persons and related fees, commissions and expenses.

          WHEREAS, the parties hereto now wish to amend and restate the Existing Supplemental Credit Agreement by, among other things, increasing the aggregate amount of the Facility C Loans available to the Company, extending the maturity of the Facility C Loans and amending certain of the other provisions thereof and, in that connection, wish to amend and restate the Existing Supplemental Credit Agreement in its entirety.

          WHEREAS, each of the Obligors (as hereinafter defined) expects to derive benefit, directly or indirectly, from the loans so made to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Company and its Subsidiaries is dependent on the continued successful performance of the functions of the integrated group as a whole.

          Accordingly, the parties hereto hereby agree that the Existing Supplemental Credit Agreement shall, as of the Effective Date (the occurrence of which is subject to the satisfaction of the conditions precedent specified in
Section 6.01 hereof), be amended and restated in its entirety as follows:


CREDIT AGREEMENT                       1

          Section 1.     DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "ADDITIONAL PUERTO RICO SECURITY DOCUMENTS" shall have the meaning assigned to such term in Section 8.21 hereof.

          "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company shall be Affiliates.

          "APPLICABLE COMMITMENT FEE RATE" shall mean 0.25% per annum; PROVIDED that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Closing Date shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 8.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Commitment Fee Rate" shall be adjusted upwards or downwards, as the case may be, to the rate per annum set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next such certificate to be delivered under this definition is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Commitment Fee Rate shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):


CREDIT AGREEMENT                         2

    Range of Leverage Ratio       Applicable Commitment Fee Rate
    -----------------------       -------------------------------
Less than 2.0:1                              0.20%

Equal to or greater than 2.0:1
 but less than 2.50:1                        0.25%

Equal to or greater than 2.50:1              0.375%

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Facility C Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean: with respect to Facility C Loans that are Base Rate Loans, 0% and/or Eurodollar Loans, 1.0% per annum; PROVIDED that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Closing Date shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 8.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Facility C Loan shall be adjusted upwards or downwards, as the case may be, to the rate per annum for the respective Type of Facility C Loan set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next succeeding such certificate to be delivered hereunder is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Margin for any such Facility C Loan shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):


                            Applicable Margin (% p.a.)
                           --------------------------
      Range of
   Leverage Ratio      Base Rate Loans    Eurodollar Loans
   --------------      ---------------    ----------------

Less than 2.0:1               0%               0.75%

Equal to or greater
 than 2.0:1 but less
 than 2.50:1                  0%               1.0%

Equal to or greater
 than 2.50:1 but
 less than 3.25:1             0%               1.25%

Equal to or greater
 than 3.25:1 but
 less than 3.50:1             0.25%            1.50%


CREDIT AGREEMENT                         3

          "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day PLUS 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Facility C Loans that bear interest at rates based upon the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, the Loan Documents and, except for purposes of the definitions of "Secured Obligations" and "Guaranteed Obligations" in any of the Security Documents, the Purchase Agreements.

          "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in North Carolina and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, proceeds of a condemnation award or other compensation.

          "CLOSING DATE" shall mean March 5, 1997.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.


CREDIT AGREEMENT                         4

          "COLLATERAL ACCOUNT" shall mean with respect to the Company and any of its Subsidiaries, the Collateral Account as defined in the Security Agreement.

          "COMMISSION" shall mean the Securities and Exchange Commission or any governmental agency substituted therefor.

          "COMMONWEALTH" shall mean the Commonwealth of Puerto Rico and its political subdivisions, municipalities, agencies and instrumentalities.

          "COMPANY" shall have the meaning assigned to such term in the preamble of this Agreement.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Facility C Loans into another Type of Facility C Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Facility C Loan from one Applicable Lending Office to another.

          "DEBT SERVICE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period PLUS (b) all Interest Expense for such period, it being understood that, if any installment of principal of the Facility C Loans or the Facility B Loans shall have been prepaid during or prior to such period, the amount of principal of the Facility C Loans and the Facility B Loans included in Debt Service for such period shall be equal to the aggregate amount of principal of the Facility C Loans and the Facility B Loans originally scheduled to be paid hereunder and under the Existing Credit Agreement during such period.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person, excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire


CREDIT AGREEMENT                         5
the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

          "DOLLARS" and "$" shall mean lawful money of the United States.

          "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (calculated before income taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period PLUS
(b) depreciation and amortization (to the extent deducted in determining operating income) for such period PLUS (c) other income not exceeding $2,000,000 for such period.

          "EFFECTIVE DATE" shall mean the date on which all of the conditions to effectiveness of this Agreement set forth in Section 6.01 hereof shall have been satisfied or waived.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Closing Date of (i) any capital stock,
(ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors,


CREDIT AGREEMENT                         6
officers or employees of the Company or any of its Subsidiaries, pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Company or any of its Subsidiaries issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries whether directly (or indirectly through one or more of its Subsidiaries) after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum for deposits in Dollars for a period comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time two Business Days preceding the first day of such Interest Period or, if Telerate Page 3750 is unavailable at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and time; PROVIDED, however, that if the Agent determines that the relevant foregoing source is unavailable for the relevant Interest Period, Eurodollar Base Rate shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars in immediately available funds are offered to the Agent or other money center banks two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. London time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the relevant Eurodollar Loan.

          "EURODOLLAR LOANS" shall mean Facility C Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.


CREDIT AGREEMENT                         7

          "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Eurodollar Loan for such Interest Period divided by 1 MINUS the Reserve Requirement (if any) for such Eurodollar Loan for such Interest Period.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 9 hereof.

          "EXCESS CASH FLOW" shall mean, for any period, the sum, determined without duplication, for the Company and its Subsidiaries, of (a) EBITDA for such period MINUS (b) Capital Expenditures made during such period (other than Capital Expenditures made from the proceeds of Indebtedness permitted under
Section 8.07 hereof) MINUS (c) the aggregate amount of Debt Service for such period PLUS (d) decreases (if any) (or MINUS increases (if any)) in Working Capital for such period, MINUS (e) income taxes paid in cash for such period.

          "EXCLUDED DISPOSITION" shall mean the Disposition of (i) an Investment Tax Credit or (ii) any motor vehicles or other equipment no longer used or useful in the business of the Company or any of its Subsidiaries to the extent the proceeds thereof are used to acquire similar replacement Property within a period of 30 days after the end of the fiscal quarter in which such Disposition was made.

          "EXISTING SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT" shall mean the Subsidiary Guarantee and Security Agreement dated as of March 31, 1995 between each Subsidiary of the Company party thereto and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "FACILITY A COMMITMENT" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY A COMMITMENT PERCENTAGE" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY A LENDER" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY A LOAN" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY B COMMITMENT" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY B COMMITMENT PERCENTAGE" shall have the meaning assigned thereto in the Existing Credit Agreement.

CREDIT AGREEMENT                         8

          "FACILITY B LENDER" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY B LOAN" shall have the meaning assigned thereto in the Existing Credit Agreement.

          "FACILITY C COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make Facility C Loans to the Company in an aggregate amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereof under the caption "Facility C Commitment" (as the same may be reduced from time to time pursuant to Section 2.03 hereof). The original aggregate principal amount of the Facility C Commitments is $100,000,000.

          "FACILITY C COMMITMENT PERCENTAGE" shall mean, with respect to any Facility C Lender, the ratio of (a) the amount of the Facility C Commitment of such Lender to (b) the aggregate amount of the Facility C Commitments of all of the Facility C Lenders.

          "FACILITY C COMMITMENT TERMINATION DATE" shall mean the Quarterly Date falling on or nearest to March 31, 1999.

          "FACILITY C LENDERS" shall mean the Lenders having Facility C Commitments and/or holding Facility C Loans from time to time.

          "FACILITY C LOANS" shall mean the loans provided for by Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "FACILITY C NOTES" shall mean the promissory notes provided for by
Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to First Union on such Business Day on such transactions as determined by the Agent.

          "FIRST UNION" shall mean First Union National Bank of North
Carolina.

          "FIXED CHARGES" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP),



CREDIT AGREEMENT                       9
of the following: (a) the aggregate amount of Debt Service for such period, PLUS (b) the aggregate amount of taxes paid in respect of the income or profit of the Company and its Subsidiaries for such period, PLUS (c) Capital Expenditures made during such period, PLUS (d) any Dividend Payments made for such period PLUS (e) Management Fees for such period (but only to the extent such Management Fees are not included in the calculation of EBITDA); provided that Capital Expenditures shall not include Capital Expenditures permitted to be incurred pursuant to the last sentence of Section 8.14 hereof.

          "FIXED CHARGES RATIO" shall mean, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GARRIDO" shall mean Garrido y Compa a, Inc., a Puerto Rico corporation.

          "GARRIDO NEGATIVE PLEDGE AGREEMENT" shall have the meaning assigned to such term in the Existing Credit Agreement.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated as of September 6, 1996 between Suiza Dairy, Suiza Fruit, Neva Plastics, Reddy Ice Corporation, Velda Farms, Inc., Suiza Management Corporation and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB'S"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under



CREDIT AGREEMENT                       10
any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered;
(c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "INTEREST COVERAGE RATIO"  shall mean, as at any date, the ratio of
(a) EBITDA for a period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, but excluding amortization of any deferred loan costs incurred in connection with the transactions contemplated hereby or by the Existing Credit Agreement) capitalized or expensed during such period (whether or not actually paid during such period), but excluding any non-cash interest, PLUS (b) the net amount payable (or MINUS the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period) MINUS (c) all interest income for such period.

          "INTEREST PERIOD" shall mean with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Eurodollar Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period for a Eurodollar Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period for any Eurodollar Loan may commence before and end after any Principal Payment Date for the Facility C Loans unless, after giving effect thereto, the aggregate principal amount of the Facility C Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Facility C Loans scheduled to be outstanding after giving effect to the payments of


CREDIT AGREEMENT                       11
principal required to be made on such Principal Payment Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month for any Facility C Loan and, if the Interest Period for any such Facility C Loan would otherwise be a shorter period, such Facility C Loan shall not be available as a Eurodollar Loan hereunder for such period.

          "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INTEREST RATE PROTECTION OBLIGATIONS" shall mean the obligations of any Obligor in respect of Interest Rate Protection Agreements permitted under Section 8.08(d) hereof.

          "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "INVESTMENT TAX CREDIT" shall mean an investment tax credit to which the Company or any of its Subsidiaries may be entitled pursuant to the Puerto Rico Agricultural Tax Incentives Act of 1995.

          "LEVERAGE RATIO" shall mean, as at any date, the ratio of (a) the aggregate outstanding principal amount of Indebtedness at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date; provided that if the Company or any of its Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the date hereof), EBITDA shall, to the extent the Company shall have delivered audited financial statements (or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Agent and (ii) in form satisfactory to the Agent) for the acquired business, Property or Person for such period, be



CREDIT AGREEMENT                       12
adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Existing Credit Agreement, the Facility C Notes, the Facility A Notes, the Facility B Notes and the Security Documents.

          "MAJORITY LENDERS" shall mean, as at any time, Lenders having at least a majority of the sum of (a) the aggregate unused amount, if any, of the Facility C Commitments as at such time PLUS (b) the aggregate outstanding principal amount of the Facility C Loans at such time.

          "MANAGEMENT FEES" shall mean, for any period, any amounts paid or incurred by the Company or any of its Subsidiaries to any Person on account of fees, salaries and other compensation in respect of services rendered in connection with the management or supervision of the Company and/or any of its Subsidiaries (but excluding customary and reasonable compensation and other benefits paid or provided to officers, employees and directors for services rendered to the Company or any of its Subsidiaries in such capacities or any such amounts by any Subsidiary of the Company to the Company or any other Subsidiary of the Company).

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Facility C Loans or other amounts payable in connection therewith or under the Loan Documents.

          "MODEL DAIRY" shall mean Model Dairy, Inc., a Delaware corporation.

          "MORTGAGES" shall mean, collectively, (a) the mortgages or deeds of trust identified in Schedule VII hereto and (b) one or more mortgages or deeds of trust, in the respective forms of Exhibits C and D hereto or of Exhibits B and C to the Existing Credit Agreement (with such modifications thereto requested by the Agent as may be appropriate to



CREDIT AGREEMENT                       13
effect a lien on real property in the state where the respective property to be covered by such instrument is located), executed by the respective Obligors who own or lease such property in favor of the Agent (or, in the case of a deed of trust, in favor of the trustee for the benefit of the Agent and the Lenders and/or the lenders under the Existing Credit Agreement, as the case may be) pursuant to Sections 8.19(c) or 8.19(d) hereof or of the Existing Credit Agreement covering the respective Properties and/or leasehold interests identified in Schedule IV hereto or subject to the requirements of said Sections 8.19(c) or 8.19(d), in each case as the same shall be modified and supplemented and in effect from time to time.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NET AVAILABLE PROCEEDS" shall mean:

          (a) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

          (b) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event; and

          (c) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within six months of the date of such Disposition) and
(b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and
(ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the Disposition thereof.



CREDIT AGREEMENT                       14

          "NET PURCHASE PRICE" shall mean 100% of the purchase price (including noncash compensation) paid by the Company or any of its Subsidiaries for any business, Property or Person in connection with a Permitted Acquisition MINUS any cash on the balance sheet of the Person or included in the business or Property being acquired pursuant to such Permitted Acquisition.

          "NET WORTH" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication) of
(a) the amount of capital stock PLUS (b) the amount of additional paid-in capital plus (c) the amount of retained earnings (or, in the case of any retained earnings deficit, MINUS the amount of such deficit).

          "NEVA PLASTICS" shall mean Neva Plastics Manufacturing Corp., a Delaware corporation.

          "OBLIGOR" shall mean the Company and each Subsidiary of the Company party to any Security Document.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ACQUISITION" shall mean any acquisition by the Company or any of its Subsidiaries of any business or Property from, or capital stock of, any Person, PROVIDED that, unless otherwise consented to in writing by the Majority Lenders (i) the Net Purchase Price of such acquisition shall not exceed $30,000,000, (ii) if the subject of such acquisition is a Person, the Company and/or its Subsidiaries shall not acquire less than 90% of the issued and outstanding ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) in such Person, (iii) prior to such acquisition, the Company shall have delivered to the Agent for further distribution to the Lenders copies of the proposed acquisition agreement relating to such acquisition, all material documents related thereto and at the reasonable request of the Agent, such other material information respecting such business, Property or Person, as the case may be, obtained by the Company in the exercise of its due diligence,
(iv) at the time of such acquisition, the Company or its Subsidiary, as the case may be, shall grant a security interest in such business or Property or pledge such ownership interests to the Agent for the benefit of the Lenders, except that no such security interest shall be granted in any parcel of real property or leasehold interest having a current market value of less than $1,500,000, as demonstrated in a manner reasonably satisfactory to the Agent, at the time of acquisition thereof, (v) such business, Property or Persons shall be in the same line or lines of business currently engaged in by the Company or any of its Subsidiaries and (vi) on a pro forma basis, after giving effect to such acquisition, the Company shall be in compliance with Sections 8.10, 8.11, 8.12, 8.13 and 8.14 hereof.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) direct obligations issued by any state of the United States or any political


CREDIT AGREEMENT                       15
subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of such acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Services, Inc. ("MOODY'S"); (c) certificates of deposit issued by any bank or trust company organized under the laws of the United States or any state thereof or the Commonwealth and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than six months from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than six months from the date of acquisition thereof; and (e) Eurodollar time deposits having a maturity of less than six months purchased directly from any such bank (whether such deposit is with such bank or any other such bank).

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Facility C Loan or any other amount under this Agreement, any Facility C Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), and in respect of any principal of any Facility C Loan during any period commencing upon the occurrence of any Event of Default and thereafter for so long as any Event of Default shall be continuing, a rate per annum during the period from and including the due date to but excluding the earlier of the date on which such amount is paid in full or such Event of Default ceases to be continuing equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Eurodollar Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "PRIME RATE" shall mean the rate of interest from time to time announced by First Union at its principal office as its prime commercial lending rate.

          "PRINCIPAL PAYMENT DATES" shall mean the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with June 30, 1999, through and including March 31, 2003.

          "PROCESS AGENT" shall have the meaning assigned to such term in
Section 11.10(c) hereof.



CREDIT AGREEMENT                       16

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible.

          "PUERTO RICO SECURITY DOCUMENTS" shall mean each of the agreements listed in Schedule VI hereto, and each of the Additional Puerto Rico Security Documents, in each case as any such agreement shall be modified and supplemented and in effect from time to time.

          "PURCHASE AGREEMENTS" shall mean, collectively, each Purchase Agreement between the Company or any of its Subsidiaries and the seller of the business, Property or Person purchased by the Company or such Subsidiary pursuant to a Permitted Acquisition financed under this Agreement.

          "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be March 31, 1997.

          "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in United States, Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.



CREDIT AGREEMENT                       17

          "RESPONSIBLE FINANCIAL OFFICER" shall mean, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of such Person.

          "SECURITY AGREEMENT" shall mean the Security Agreement dated as of March 31, 1995 between the Company and the Agent, as amended by the Amendment to Security Agreement dated as of July 17, 1996 between the Company and the Agent and as amended by Amendment No. 2 to the Security Agreement between the Company and the Agent dated as of September 6, 1996, and Amendment No. 3 to the Security Agreement, dated as of December 2, 1996 between the Company and the Agent, and as further modified and supplemented and in effect from time to time.

          "SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Mortgages, each Supplemental Subsidiary Guarantee and Security Agreement, the Existing Subsidiary Guarantee and Security Agreement, the Guarantee Agreement, the Puerto Rico Security Documents and all Uniform Commercial Code financing statements and/or other filings required hereby or thereby to be filed with respect to the security interests in personal Property and fixtures created pursuant hereto or thereto.

          "SUBORDINATED NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement dated as of March 31, 1995, as amended by and among the Company, John Hancock Mutual Life Insurance Company, John Hancock Life Insurance Company of America, Pacific Mutual Life Insurance Company and PM Group Life Insurance Co.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SUBSIDIARY GUARANTORS" shall mean Suiza Dairy, Suiza Fruit, Model Dairy, Neva Plastics, Reddy Ice Corporation, Swiss Dairy, Velda Farms, Inc. and Suiza Management Corporation, each a Delaware corporation, and each Supplemental Guarantor.

          "SUIZA DAIRY" shall mean Suiza Dairy Corporation, a Delaware corporation.

          "SUIZA FRUIT" shall mean Suiza Fruit Corporation, a Delaware corporation.

          "SUPPLEMENTAL GUARANTOR" shall mean each Subsidiary of the Company party to a Supplemental Subsidiary Guaranty and Security Agreement.



CREDIT AGREEMENT                       18

          "SUPPLEMENTAL SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT" shall mean, collectively, (i) the Supplemental Subsidiary Guarantee and Security Agreement dated as of September 6, 1996 between the Agent and Swiss Dairy,
(ii) the Supplemental Guarantee and Security Agreement dated as of December 2, 1996 between the Agent and Model Dairy and (iii) each Supplemental Subsidiary Guarantee and Security Agreement substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

          "SWISS DAIRY" shall mean Swiss Dairy Corporation, a Delaware corporation and a Wholly Owned Subsidiary of the Company.

          "TAXES" shall have the meaning assigned to such term in Section 5.06(a) hereof.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "UNITED STATES" shall mean the United States of America.

          "U.S. TAXES" shall have the meaning assigned to such term in
Section 5.06(b) hereof.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "WORKING CAPITAL" shall mean, for any period, the excess of (a) the aggregate amount of inventory, accounts receivable and prepaid expenses of the Company and its Subsidiaries over (b) the aggregate amount of accounts payable and current accrued expenses of the Company and its Subsidiaries.

          1.02 ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section
8.01 hereof unless (i) the Company shall have objected to determining such



CREDIT AGREEMENT                       19
compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

          (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section
8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not, without the prior consent of the Majority Lenders, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03 TYPES OF FACILITY C LOANS. Facility C Loans hereunder are distinguished by "Type". The "Type" of a Facility C Loan refers to whether such Facility C Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          Section 2. FACILITY C COMMITMENTS, FACILITY C LOANS, FACILITY C NOTES AND PREPAYMENTS.

          2.01 FACILITY C LOANS.

          (a) FACILITY C LOANS. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Facility C Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Facility C Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Facility C Commitments by means of Base Rate Loans and/or Eurodollar Loans and prior to the final maturity date of the Facility C Loans may Convert Facility C Loans of one Type into Facility C Loans of another Type (as provided in Section 2.08 hereof) or Continue Facility C Loans of one Type as Facility C Loans of the same Type (as provided in Section 2.08 hereof).

          (b) LIMIT ON CERTAIN FACILITY C LOANS. No more than four separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.



CREDIT AGREEMENT                       20

          2.02 BORROWINGS.

          (a) The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof.

          (b) With respect to each borrowing, not later than 3:30 p.m. Charlotte, North Carolina time on the date specified for such borrowing, each Lender shall make available the amount of the Facility C Loan or Facility C Loans to be made by it to the Company on such date to the Agent at any account designated by the Agent, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account designated by the Company or otherwise upon its instructions.

          2.03 CHANGES OF FACILITY C COMMITMENTS.

          (a)  The Company shall have the right at any time or from time to time
(i) so long as no Facility C Loans are outstanding, to terminate the Facility C Commitments, and (ii) to reduce the aggregate unused amount of any of the Facility C Commitments; PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each such partial reduction shall be in an aggregate amount at least equal to $2,000,000 (or a larger multiple of $1,000,000).

          (b) The Facility C Commitments once terminated or reduced may not be reinstated.

          2.04 COMMITMENT FEE. The Company shall pay to the Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Facility C Commitment, for the period from and including the date hereof to but not including the earlier of the date such Facility C Commitment is terminated and the Facility C Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of (i) the date the relevant Facility C Commitments are terminated and (ii) the Facility C Commitment Termination Date.

          2.05 LENDING OFFICES. The Facility C Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Facility C Loans of such Type.

          2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Facility C Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Facility C Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Facility C Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Facility C Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Facility C Notes to each Lender shall be a separate and independent debt and each Lender shall be


CREDIT AGREEMENT                        21
entitled, subject to the prior written consent of the Majority Lenders, to protect and enforce its rights arising out of this Agreement and the Facility C Notes, and it shall not be necessary for any other Lender or the Agent to be joined as an additional party in, any proceedings for such purposes.

          2.07 FACILITY C NOTES.

          (a) The Facility C Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the Effective Date hereof, payable to such Lender in a principal amount equal to the amount of its Facility C Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Facility C Loan made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Facility C Note evidencing the Facility C Loans held by it, endorsed by such Lender on the schedule attached to such Facility C Note or any continuation thereof; PROVIDED that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Facility C Note in respect of the Facility C Loans to be evidenced by such Facility C Note.

          (c) No Lender shall be entitled to have its Facility C Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's relevant Facility C Commitment, Facility C Loans and Facility C Note pursuant to Section 11.06(b) hereof.

          2.08 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF FACILITY C LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Facility C Loans, or to Convert Facility C Loans of one Type into Facility C Loans of another Type or Continue Facility C Loans of one Type as Facility C Loans of the same Type, at any time or from time to time, PROVIDED that:

          (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

          (b) Eurodollar Loans may be prepaid or Converted on any day, PROVIDED that, if such prepayment or Conversion falls on a day other than the last day of an Interest Period for such Facility C Loans, the Company shall pay any and all amounts required by Section 5.05 hereof as a result thereof; and

          (c) prepayments of the Facility C Loans under this Section 2.08 shall be applied (i) if such prepayment is made prior to the Facility C Commitment Termination Date, ratably as among the Facility C Loans then outstanding, and
(ii) if such prepayment is made on


CREDIT AGREEMENT                        22
or after the Facility C Commitment Termination Date, ratably as among the remaining installments of the Facility C Loans.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to borrow any Facility C Loan as a Eurodollar Loan or to Convert any Facility C Loan into a Eurodollar Loan, or to Continue any Facility C Loan as a Eurodollar Loan, in which event all Eurodollar Loans outstanding shall be automatically Converted (on the last day(s) of the respective Interest Periods therefor) to or all Base Rate Loans shall be Continued, as the case may be, as Base Rate Loans.

          2.09 MANDATORY PREPAYMENTS.

          (a) CASUALTY EVENTS. Not later than 60 days following the receipt by the Company or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of any Supplemental Guarantor or acquired with the proceeds of Facility C Loans hereunder (or upon such earlier date as the Person owning such Property shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall prepay the Facility C Loans, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayments to be effected in each such case in the manner and to the extent specified in paragraphs (e)(i) and (e)(ii) below. In the event that such Net Available Proceeds exceed the outstanding amount of the Facility C Loans, such excess shall be applied to the prepayment of the Facility B Loans in accordance with the terms of the Existing Credit Agreement. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Company or any of its Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event. Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property of a Supplemental Guarantor or acquired with the proceeds of Facility C Loans hereunder and covered by any Mortgage, the Company shall prepay the Facility C Loans on the dates and in the amounts specified in such Mortgage. In the event of a Casualty Event involving Property not covered by this Section 2.09(a), the Net Available Proceeds of such Casualty Event shall be applied in accordance with the terms of the Existing Credit Agreement.

          (b) SALE OF ASSETS. Without limiting the obligation of the Company to obtain the consent of the Majority Lenders pursuant to Section 8.05(c) hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition of Property of any Supplemental Guarantor or Property acquired with the proceeds of Facility C Loans hereunder other than an Excluded Disposition (herein, the "CURRENT DISPOSITION"), and of all prior Dispositions of Property of any Supplemental Guarantor or Property acquired with the proceeds of Facility C Loans hereunder as to which a prepayment has not yet been made under this Section 2.09(b), shall exceed $500,000 then, no later than 5 Business Days prior to the


CREDIT AGREEMENT                        23
occurrence of the Current Disposition, the Company will deliver to the Lenders a statement, certified by a Responsible Financial Officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and the Company will prepay the Facility C Loans (or cause the Facility C Loans to be prepaid), in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment to be effected in each case in the manner and to the extent specified in paragraphs (e)(i) and (e)(ii) below. In the event that such Net Available Proceeds exceed the outstanding amount of the Facility C Loans, such excess shall be applied to the prepayment of the Facility B Loans in accordance with the terms of the Existing Credit Agreement. In the case of all Dispositions of Property other than those referred to in this paragraph (b), the Company will make (or cause to be made) prepayments of the Facility A Loans and the Facility B Loans as required by the Existing Credit Agreement.

          (c) EQUITY ISSUANCE; INVESTMENT TAX CREDITS. Upon any Equity Issuance or the issuance of any Indebtedness (other than Indebtedness permitted under Section 8.07 hereof) or the Disposition of any Investment Tax Credit after the Closing Date, the Company shall (i) prepay the Facility C Loans or the Facility B Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof or (ii) in connection with a Disposition of any Investment Tax Credit, apply any part of the Net Available Proceeds thereof, within six months of receipt, to the purchase price of a Permitted Acquisition, if any, and use the balance of such Net Available Proceeds to prepay the Facility C Loans or the Facility B Loans as contemplated in clause
(i) above. Promptly after each such Equity Issuance the Company shall advise the Agent in writing of its designated application of such Net Available Proceeds thereof. Any such prepayments of the Facility C Loans shall be effected in the manner specified in paragraphs (e)(i) and (e)(ii) below.

          (d) EXCESS CASH FLOW. Not later than 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1997, the Company shall prepay the Facility C Loans and the Facility B Loans in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year (or, if the Leverage Ratio is less than 2.50 to 1, 25% of such Excess Cash Flow) over (B) the aggregate amount of prepayments of Facility B Loans and Facility C Loans made during such fiscal year pursuant to Section 2.08 hereof and Section 2.08 of the Existing Credit Agreement. Mandatory prepayments arising from Excess Cash Flow required prior to the Facility C Commitment Termination Date shall be applied to the Facility B Loans in accordance with the terms of the Existing Credit Agreement. Mandatory prepayments arising from Excess Cash Flow required on or after the Facility C Commitment Termination Date shall be applied to the Facility B Loans and the Facility C Loans pro rata based on the aggregate principal amounts thereof then outstanding. Prepayments of Facility C Loans under this paragraph (d) shall be effected in each case in the manner and to the extent specified in paragraph (e)(ii) below.

          (e) APPLICATION. Prepayments of Facility C Loans described in paragraphs (a) through (d) above shall be effected as follows:


CREDIT AGREEMENT                        24

          (i) if such prepayment is required to be made prior to the Facility C Commitment Termination Date, the amount of the prepayment specified in the respective paragraph shall be applied ratably to the Facility C Loans then outstanding.

          (ii) if such prepayment is required to be made on or after the Facility C Commitment Termination Date, the amount of the prepayment specified in the respective paragraph shall be applied to the Facility C Loans then outstanding, 50% of which amount shall be applied in the inverse order of the maturities of the installments thereof and (after taking into account such application) the remainder thereof shall be applied ratably to then remaining installments of principal of the Facility C Loans.

          Section 3.     PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF FACILITY C LOANS. The Company hereby promises to pay to the Agent for account of each Lender the unpaid principal of each Facility C Loan made by such Lender and outstanding on the Facility C Commitment Termination Date in 16 installments payable on each Principal Payment Date, the first fourteen installments to be in an amount equal to 1 1/4% of the principal amount of such Facility C Loan, the fifteenth installment to be in an amount equal to 2 1/2% of the principal amount of such Facility C Loan and the final installment to be in an amount equal to 80% of the principal amount of such Facility C Loan.

          3.02 INTEREST. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Facility C Loan for the period from and including the date of such Facility C Loan to but excluding the date such Facility C Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Facility C Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin, and

          (b) during such periods as such Facility C Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Facility C Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate as follows:

          (i) on any principal of any Facility C Loan made by such Lender and on any other amount payable by the Company hereunder or under the Facility C Note held by such Lender to or for account of such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and


CREDIT AGREEMENT                        25

          (ii) on the principal of each Facility C Loan made by such Lender commencing upon the occurrence of any Event of Default, and thereafter for so long as any Event of Default shall be continuing.

Accrued interest on each Facility C Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) at the option of the Agent, in the case of any Facility C Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

          Section 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01 PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, commitment fee and other amounts to be made by the Company under this Agreement and the Facility C Notes of the Company, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, to the Agent at any account designated by the Agent not later than 2:00 p.m. Charlotte, North Carolina time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Agent).

          (c) The Company shall, at the time of making each payment under this Agreement or any Facility C Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Facility C Loans or other amounts payable hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

          (d) Each payment received by the Agent under this Agreement or any Facility C Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Facility C Loan or other obligation in respect of which such payment is made.


CREDIT AGREEMENT                        26

          (e) If the due date of any payment under this Agreement or any Facility C Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Facility C Loans from the Lenders under
Section 2.01 hereof shall be made from the Lenders, each payment of commitment fee under Section 2.04 hereof in respect of Facility C Commitments shall be made for account of the Lenders, and each termination or reduction of the amount of the Facility C Commitments under Section 2.03 hereof shall be applied to the Facility C Commitments of the Lenders pro rata according to the amounts of their Facility C Commitments; (b) the making, Conversion and Continuation of Facility C Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Lenders according to the amounts of their Facility C Commitments (in the case of making of Facility C Loans) or their Facility C Loans (in the case of Conversions and Continuations of Facility C Loans); (c) each payment or prepayment of principal of Facility C Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Facility C Loans held by them; and (d) each payment of interest on any Facility C Loans by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Facility C Loans then due and payable to the Lenders.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          4.04 MINIMUM AMOUNTS. Except for mandatory prepayments made pursuant to Section 2.09 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, (a) each borrowing and Conversion of principal of Base Rate Loans shall be in an aggregate amount at least equal to $500,000 or a larger multiple of $100,000, (b) each borrowing and Conversion of Eurodollar Loans shall be in an aggregate amount at least equal to $2,000,000 or a larger multiple of $1,000,000, (c) each partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $2,000,000 or a larger multiple of $1,000,000 and each partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $500,000 or a larger multiple of $100,000 (borrowings, Conversions or prepayments of or into Facility C Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

          4.05 CERTAIN NOTICES. Notices by the Company to the Agent of terminations or reductions of the Facility C Commitments, of Borrowings, Conversions, Continuations and


CREDIT AGREEMENT                        27
optional prepayments of Facility C Loans, of Types of Facility C Loans and of the duration of Interest Periods shall be irrevocable (other than with respect to notices of optional prepayments, which shall be revocable, PROVIDED that upon any such revocation the Company shall be obligated to pay the Lenders any amounts payable under Section 5.05 hereof as a consequence of such revocation) and shall be effective only if received by the Agent not later than 1:30 p.m. Charlotte, North Carolina time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                              Number of
                    Notice               Business Days Prior
                    ------               -------------------

             Termination or reduction
             of Facility C Commitments             3

             Borrowing or prepayment
             of, or Conversions into,
             Base Rate Loans                    Same Day

             Borrowing or prepayment
             of, Conversions into,
             Continuations as, or
             duration of Interest
             Period for, Eurodollar
             Loans                                  3


Each such notice of termination or reduction shall specify the amount of the Facility C Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Type of each Facility C Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Facility C Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Facility C Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Facility C Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Facility C Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Company (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Facility C Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in


CREDIT AGREEMENT                        28
fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

          (ii) if the Required Payment shall represent proceeds of a Facility C Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

          4.07 SHARING OF PAYMENTS, ETC.

          (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option but with the prior written consent of the Majority Lenders, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Facility C Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Facility C Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, Lender's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Facility C Loans or such other amounts then due hereunder or thereunder by


CREDIT AGREEMENT                       29
such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Facility C Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Facility C Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Facility C Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5. YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) shall subject any Lender (or its Applicable Lending Office for any of such Eurodollar Loans) to any tax, duty or other charge in respect of such Eurodollar Loans or its Facility C Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Facility C Note in respect of any of such Eurodollar Loans (excluding changes in the rate of tax on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender is organized or


CREDIT AGREEMENT                        30
     has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Eurodollar Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Eurodollar Loans or any deposits referred to in the definitions of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Facility C Commitment of such Lender hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Facility C Note (or any of such extensions of credit or liabilities) or its Facility C Commitment.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, to Convert Facility C Loans of another Type into Eurodollar Loans or to Convert Eurodollar Loans into Facility C Loans of another Type until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Facility C Loans of another type into, Eurodollar Loans, hereunder (as the case may be) shall be suspended until any such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) hereafter implementing any risk-based


CREDIT AGREEMENT                        31
capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Facility C Commitments or Facility C Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.08 hereof, "BASLE ACCORD" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this
Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Facility C Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section
5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Facility C Loans or its obligation to make Facility C Loans, or on amounts receivable by it in respect of Facility C Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive in the absence of manifest error, PROVIDED that such determinations and allocations are made on a reasonable basis.

          5.02 LIMITATION ON TYPES OF FACILITY C LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:


CREDIT AGREEMENT                        32

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) The Majority Lenders determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definitions of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Company and each Lender prompt notice thereof (describing the circumstances giving rise to such event) and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans, to Convert Facility C Loans of another Type into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Facility C Loans of another Type in accordance with Section 2.08 hereof.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Facility C Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED FACILITY C LOANS. If the obligation of any Lender to make Eurodollar Loans ("AFFECTED FACILITY C LOANS"), or to Continue, or to Convert Facility C Loans of another Type into Affected Facility C Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Affected Facility C Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) therefor (or, in the case of a Conversion required by Section 5.01(b), 5.01(c) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Facility C Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Facility C Loans shall be applied instead to its Base Rate Loans; and


CREDIT AGREEMENT                        33

          (b) all Facility C Loans that would otherwise be made or Continued by such Lender as Affected Facility C Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Affected Facility C Loans (as the case may be) shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Facility C Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Affected Facility C Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Affected Facility C Loans, to the extent necessary so that, after giving effect thereto, all Facility C Loans held by the Lenders holding Affected Facility C Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Facility C Commitments.

          5.05 COMPENSATION. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by the Company for any reason (including, without limitation, the acceleration of the Facility C Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Eurodollar Loan; or

          (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof or in the notice from the Agent given pursuant to Section 2.01(c);

          (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Facility C Loan of such Lender to be Continued as or Converted into a Eurodollar Loan on the date for such Continuation or Conversion specified in the relevant notice given under Section 4.05 hereof; or

          (d) the revocation of any notice of optional prepayment or any failure for any reason to make any optional prepayment on the date specified therefor in the relevant notice of prepayment given pursuant to
     Section 4.05 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed or prepaid for the period from the date of such payment, prepayment, Conversion or failure to borrow or prepay to the last day of


CREDIT AGREEMENT                        34
the then current Interest Period for such Eurodollar Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Eurodollar Loan (MINUS the Applicable Margin) provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid on the date of such payment, prepayment, conversion or failure to borrow or prepay in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06 NET PAYMENTS; TAXES.

          (a) All payments to be made hereunder and under the Facility C Notes and any other Loan Documents by the Company shall be made without setoff, counterclaim or other defense. Subject to Section 5.06(b) hereof with respect to U.S. Taxes, all such payments shall be made free and clear of and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (other than taxes imposed on the Agent, any Lender or its Applicable Lending Office by the jurisdiction in which the Agent or such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein) (collectively, "TAXES"). If any Taxes are imposed and required to be withheld from any amount payable by the Company hereunder or under the Facility C Notes, the Company shall be obligated to (i) pay such additional amount so that the Agent and the Lenders will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent, for the benefit of the Lenders and (iii) as promptly as possible thereafter, sending the Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as the Agent may from time to time reasonably require. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall be obligated to indemnify the Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of such failure. The obligations of the Company under this Section 5.06(a) shall survive the repayment of the Facility C Loans and the termination of the Facility C Commitments.

          (b) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to and received by such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, PROVIDED that the foregoing obligation to pay such additional amounts shall not apply:


CREDIT AGREEMENT                        35

          (i) to any payment to a Lender (other than in respect of a Registered
     Loan) hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Facility C Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Facility C Loans), or

          (ii) to any payment to any Lender hereunder in respect of a Registered Loan (a "REGISTERED HOLDER"), unless such Registered Holder (or, if such Registered Holder is not the beneficial owner of such Registered Loan, the beneficial owner thereof) is, on the date hereof (or on the date such Registered Holder becomes a Lender as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, entitled to submit a Form W-8, together with an annual certificate stating that (x) such Registered Holder (or beneficial owner, as the case may be) is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, and (y) such Registered Holder (or beneficial owner, as the case may be) shall promptly notify the Company if at any time, such Registered Holder (or beneficial owner, as the case may be) determines that it is no longer in a position to provide such certificate to the Company (or any other form of certification adopted by the relevant taxing authorities of the United States for such purposes), or

          (iii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Facility C Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such non-U.S. Person (or such beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(b), (w) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States, (w) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States, (x) "FORM W-8" shall mean Form W-8 (Certificate of Foreign Status of the Department of Treasury of the United States of America) (or in relation to any of such Forms such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States to document a claim to which such Form relates), (y) "U.S. PERSON" shall mean a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. TAXES" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof or therein.


CREDIT AGREEMENT                        36

          Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          5.07 REPLACEMENT OF LENDERS. If any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Facility C Loans of any Type into, any other Type of Facility C Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so requesting compensation, or whose obligations are so suspended being herein called a "RELEVANT LENDER"), the Company upon three Business Days notice, may require that such Relevant Lender transfer all of its right, title and interest under this Agreement and such Relevant Lender's Facility C Note to any bank or other financial institution identified by the Company that is reasonably satisfactory to the Agent (i) if such bank or other financial institution (a "PROPOSED LENDER") agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Facility C Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Facility C Loans, together with accrued, but unpaid interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Relevant Lender's Facility C Loans were being prepaid in full on such date) and (ii) if such Relevant Lender has requested compensation pursuant to
Section 5.01 or 5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Relevant Lender's Facility C Loans is lower than that of the Relevant Lender. Subject to compliance with the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and
11.03 hereof (without duplication of any payments made to such Relevant Lender by the Company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.07 with respect to the time prior to such replacement.

          Section 6.     CONDITIONS PRECEDENT.

          6.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement (and the amendment and restatement of the Existing Supplemental Credit Agreement to be effected hereby) and the obligation of any Lender to extend credit hereunder, are subject to (i) the condition precedent that the Effective Date shall occur on or before March 31, 1997 and (ii) the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders, as the case may be) in form and substance:

          (a) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor


CREDIT AGREEMENT                        37

     (including, without limitation, board of director resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

          (b) OFFICER'S CERTIFICATE. A certificate of a Responsible Financial Officer of the Company, dated the date hereof, to the effect set forth in the first sentence of Section 6.03 hereof.

          (c) OPINION OF COUNSEL TO THE OBLIGORS. Opinions, each dated the date hereof, of Hughes & Luce, counsel to the Obligors, substantially in the form of Exhibit E-1 hereto, and of Axtmayer Adsuar Mu iz & Goyco, special Puerto Rico counsel to the Subsidiary Guarantors operating in the Commonwealth, substantially in the form of Exhibit E-2 hereto and, in each case, covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          (d) OPINION OF COUNSEL TO FIRST UNION. An opinion, dated the date hereof, of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, substantially in the form of Exhibit G hereto (and First Union hereby instructs such counsel to deliver such opinion to the Lenders).

          (e) FACILITY C NOTES. The Facility C Notes, duly completed and executed.

          (f) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Company and its Subsidiaries pursuant to Section 8.04 hereof and the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder. In addition, the Company shall have delivered a certificate of a Responsible Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 8.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (g) FINANCIAL INFORMATION. (i) Copies of the pro forma projections of the Company and its Subsidiaries for the period ended December 31, 1997 and (ii) unaudited consolidating financial statements of the Company and its Subsidiaries for the twelve-month period ended on December 31, 1996.

          (h) PAYMENT OF FEES AND EXPENSES, ETC. Evidence that the Company shall have paid such fees and expenses as the Company shall have agreed to pay to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, and


CREDIT AGREEMENT                       38

     Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to First Union, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Facility C Notes and the other Loan Documents and the making of the Facility C Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company three days prior to the Closing Date).

          (i) INTEREST RATE PROTECTION AGREEMENTS. Evidence that the Company and/or the Obligors shall have entered into one or more Interest Rate Protection Agreements as to the notional principal amount at least equal to (i) $14,000,000 for a period ending on May 13, 1997 and (ii) $55,000,000 for a period ending on June 30, 1998.

          (j) EXISTING CREDIT AGREEMENT. Existing Credit Agreement, duly executed by each of the parties thereto, together with evidence that all conditions precedent set forth in Section 6 of the Existing Credit Agreement shall have been satisfied or waived.

          (k) PROCESS AGENT ACCEPTANCE. A letter from the Process Agent, in form and substance satisfactory to the Agent, accepting the appointment of the Process Agent by the Company.

          (l) EVIDENCE OF LENDER ALLOCATIONS. Evidence from the Agent that on the date of this Agreement (after giving effect to the transactions contemplated hereby) the Lenders under this Agreement shall hold the same pro rata portion of Facility C Loans (and if no Facility C Loans are outstanding, Facility C Commitments) under this Agreement, as they hold of Facility A Loans and Facility B Loans (or Facility A Commitments and Facility B Commitments) under the Existing Credit Agreement.

          (m) ACCRUED INTEREST. Evidence that (i) all interest accrued on the outstanding Facility A Loans, Facility B Loans and Facility C Loans to the Effective Date and (ii) all amounts payable by the Company (if any) under Sections 2.01(a)(i), 2.01(b)(i) and 2.01(c) of the Existing Credit Agreement have been paid in full.

          (n) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to First Union may reasonably request.

          6.02 CONDITIONS PRECEDENT TO LENDING FOR PERMITTED ACQUISITIONS. The obligation of any Lender to make Facility C Loans hereunder to finance any Permitted Acquisition is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders, as the case may be) in form and substance:

          (a) In connection with each Permitted Acquisition involving the purchase of the capital stock or other ownership interests of a Person (unless such Person is merged contemporaneously into the Company or an existing Subsidiary of the Company) or the formation of a corporation or other entity for the purpose of such Permitted Acquisition:


CREDIT AGREEMENT                        39

               (i) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of the relevant Person and of all corporate authority for such Person (including, without limitation, board of director resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Basic Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection herewith and therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person to the contrary).

               (ii) SUPPLEMENTAL SUBSIDIARY GUARANTEE AND SECURITY AGREEMENT. A Supplemental Subsidiary Guarantee and Security Agreement, substantially in the form of Exhibit B hereto and duly executed by the Agent and the relevant Supplemental Guarantor, pursuant to which such Supplemental Guarantor shall create a first priority security interest in all of its personal Property in favor of the Agent for the benefit of the Lenders and the Facility A Lenders and the Facility B Lenders, except as otherwise provided herein or therein. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for such Supplemental Guarantor for each jurisdiction in which such Supplemental Guarantor conducts its business or in which any of its Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements, as the Agent shall have requested in order to perfect the security interest created pursuant to such Supplemental Subsidiary Guarantee and Security Agreement.

               (iii) OPINION OF COUNSEL TO THE SUPPLEMENTAL GUARANTOR. Opinions, appropriately dated, of counsel to the relevant Supplemental Guarantor covering such matters as the Agent or any Lender may reasonably request.

               (iv) OPINION OF COUNSEL TO FIRST UNION. An opinion, appropriately dated, of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, substantially in the form of Exhibit G hereto but as to the relevant Supplemental Guarantee and Security Agreement (and First Union hereby instructs such counsel to deliver such opinion to the Lenders).

               (v) AMENDMENT TO SECURITY AGREEMENT; FILINGS. An amendment to the Security Agreement (or, if applicable, the Existing Subsidiary Guaranty and Security Agreement), duly executed and delivered by the Company (or the appropriate Subsidiary) and the Agent and the certificates identified in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each


CREDIT AGREEMENT                        40

          Supplemental Guarantor for each jurisdiction in which such Supplemental Guarantor conducts its respective business or in which any of its respective Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to such amendment to the Security Agreement and/or the relevant Supplemental Subsidiary Guarantee and Security Agreement.

               (vi) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the relevant Supplemental Guarantor pursuant to Section 8.04 hereof and the designation of the Agent as the loss payee or additional named insured, as the case may be, thereunder. In addition, the Company or the relevant Supplemental Guarantor shall have delivered a certificate of a Responsible Financial Officer of the Company or such Supplemental Guarantor setting forth the insurance obtained by the Company or such Supplemental Guarantor in accordance with the requirements of
          Section 8.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

          (b)  In connection with all Permitted Acquisitions (as appropriate):

               (i) CONSUMMATION OF PERMITTED ACQUISITION. Evidence that the relevant Permitted Acquisition shall have been consummated in all material respects in accordance with the terms of the relevant Purchase Agreement, and the Agent shall have received a certificate of a Responsible Financial Officer of the Company to that effect (and attaching thereto a true and complete copy of the relevant Purchase Agreement).

               (ii) ENVIRONMENTAL MATTERS. To the extent that a Permitted Acquisition involves the direct or indirect acquisition of real Property, upon the request of the Agent, environmental surveys and assessments prepared by one or more firms of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to each Lender, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities to be owned, operated or leased by the Company or the relevant Supplemental Guarantor or any of its Subsidiaries pursuant to such Permitted Acquisition as well as an historical review of the uses of such sites and facilities and of the business and operations of such Supplemental Guarantor or any of its Subsidiaries (including any former Subsidiaries or divisions thereof or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which such Supplemental Guarantor or any of its Subsidiaries may have retained liability for Environmental Claims), and if requested by the Agent, the Company shall have


CREDIT AGREEMENT                        41
          agreed to take other reasonable steps after the date of such Permitted Acquisition with respect to such matters as shall be agreed in writing with the Agent.

               (iii) SOLVENCY ANALYSIS. A certificate from a Responsible Financial Officer of the Company to the effect that, as of the date of the respective Permitted Acquisition and after giving effect to the Facility C Loans in connection with the relevant Permitted Acquisition hereunder and to the other transactions contemplated hereby in connection with such Permitted Acquisition, (i) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as theretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. The Agent shall have also received
          (x) a certificate from a Responsible Financial Officer of the Company certifying that the financial projections and underlying assumptions contained in such analyses were at the time made, and on the date thereof are, fair and reasonable and accurately computed and (y) appropriate factual information supporting the conclusions of the solvency analyses and the financial condition certificate required to be delivered as provided above.

               (iv) MORTGAGES. With respect to each parcel of real property or leasehold interest with a current fair market value in excess of $1,500,000, as demonstrated in a manner reasonably satisfactory to the Agent, at the time of acquisition thereof, the following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Agent:

                    (A) one or more Mortgages covering the parcels of real Property of the relevant Supplemental Guarantor or acquired by the Company or any Subsidiary thereof pursuant to a Permitted Acquisition financed hereunder (collectively, the "SUPPLEMENTAL MORTGAGES"), in each case duly executed and delivered by the Company or the relevant Subsidiary or Supplemental Guarantor, as applicable, in recordable form and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;


CREDIT AGREEMENT                        42

                    (B) one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Agent ("TITLE COMPANIES"), insuring the validity and priority of the Liens created under the Supplemental Mortgages for and in amounts satisfactory to the Agent, subject only to such exceptions as are satisfactory to the Majority Lenders;

                    (C) current as-built surveys of each of the parcels to be covered by the Supplemental Mortgages and, in the case of certain surveys (as agreed by the Company and the Agent), accompanied by a certificate of an appropriate officer or employee of the Company, which surveys shall be in form and content acceptable to the Agent and shall have been prepared by a registered surveyor acceptable to the Agent;

                    (D) upon request of the Agent, certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the parcels to be covered by the Supplemental Mortgages are located, then such other evidence reasonably satisfactory to each Lender) permitting the fully functioning operation and occupancy of each such facility and of such other permits necessary for the use and operation of each such facility issued by the respective governmental authorities having jurisdiction over each such facility;

                    (E) upon request of the Agent, in the case of Supplemental Mortgages covering leasehold interests, such estoppel, consents and other agreements from the lessor, the holder of a fee mortgage or a sublessee, as the Agent may reasonably request;

                    (F) upon request of the Agent, appraisals of each of the facilities located on the Properties covered by the Supplemental Mortgages prepared by a Person, and using a methodology, satisfactory to the Agent; and

                    (G) contemporaneously dated opinions of local counsel in the respective jurisdictions in which the properties covered by the Supplemental Mortgages are located, substantially in the form of Exhibit F hereto (with such changes thereto as the Agent shall approve), and in each case, covering such other matters as the Agent may reasonably request (and the Company, each relevant Subsidiary of the Company and each Supplemental Guarantor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

          In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies


CREDIT AGREEMENT                        43
          and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Supplemental Mortgages in the appropriate jurisdictions.

               (v) FINANCIAL INFORMATION. (A) a certificate of a Responsible Financial Officer of the Company to the effect that on a pro forma basis after giving effect to the relevant Permitted Acquisition, the Company shall remain in compliance with Sections 8.10, 8.11, 8.12,
          8.13 and 8.14 hereof and (B) the most recent audited consolidated balance sheet of the Person (if any) to be acquired and its Subsidiaries and the related statement of income, retained earnings and cash flow for the fiscal year ended on said date, with opinions thereon of the auditors of such Person(or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Agent and (ii) in form satisfactory to the Agent), and the most recent unaudited consolidated balance sheet of such Person and its Subsidiaries and the related statements of income and retained earnings for the period ended on the date of such unaudited statements.

               (vi) PAYMENT OF FEES AND EXPENSES, ETC. Evidence that the Company shall have paid such fees and expenses as the Company shall have agreed to pay to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to First Union, in connection with the satisfaction of the conditions in this
          Section 6.02 and the making of the Facility C Loans hereunder in connection with the relevant Permitted Acquisition (to the extent that statements for such fees and expenses have been delivered to the Company).

               (vii) OTHER DOCUMENTS. Such other documents as the Agent or any Lender or special New York counsel to First Union may reasonably request.

          6.03 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of the Lenders to make any Facility C Loan or otherwise extend any credit to the Company upon the occasion of each borrowing hereunder (including any borrowing on the date hereof) are subject to the further conditions precedent that, both immediately prior to the making of such Facility C Loan and also after giving effect thereto and to the intended use thereof:

          (i)  no Default shall have occurred and be continuing; and

          (ii) the representations and warranties made by the Company in
     Section 7 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Facility C Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).


CREDIT AGREEMENT                        44

Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the first sentence of this Section 6.03 (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

          Section 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (with respect to matters pertaining to itself and each of its Subsidiaries):

          7.01 CORPORATE EXISTENCE.  Each of the Company and its Subsidiaries:
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

          7.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders the following:

          (a) unaudited consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1996 and the related consolidating statements of income and operating cash flow for the twelve-month period ended on said date; and

          (b) an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Subsidiaries for the fiscal period ended on said date, with the opinion thereon of Deloitte & Touche LLP.

All such financial statements fairly present the respective financial condition of the respective entities as at the respective dates, and the respective results of operations for the respective periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of such respective entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the respective balance sheets referred to above. Since December 31, 1996 (with respect to the Company and each of its Subsidiaries), there has been no material adverse change in the respective financial condition, operations, business or prospects of each such entity from that set forth in the respective financial statements as at such date.

          7.03 LITIGATION. Except as disclosed in Schedule V hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or


CREDIT AGREEMENT                        45
any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

          7.04 NO BREACH. None of the execution and delivery of this Agreement and the Facility C Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.05 ACTION. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Facility C Notes and the other Basic Documents to which it is a party when executed and delivered by the respective Obligor (in the case of the Facility C Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Security Document providing collateral security, directly or indirectly, for the Facility C Loans is effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable first priority Lien upon all right, title and interest of the Obligor or Obligors party thereto in the Property described therein and such Lien has been perfected, except as otherwise permitted under
Section 8.06 hereof or in such Security Document.

          7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          7.07 USE OF CREDIT. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and


CREDIT AGREEMENT                        46
no part of the proceeds of the Facility C Loans hereunder will be used to buy or carry any Margin Stock.

          7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 8.01(e) hereof.

          7.09 TAXES. The Company and its Subsidiaries (other than the Obligors operating in the Commonwealth and Garrido) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions. Neva Plastics and Suiza Fruit each hold industrial tax exemption grants entitling each of them to a 90% exemption from income and property taxes and a 60% exemption from municipal license taxes. The grant held by Neva Plastics will expire on August 31, 2000 for income tax purposes, on June 30, 2001 for municipal tax purposes and on January 1, 2000 for property tax purposes. The grant held by Suiza Fruit will expire on October 12, 2002 for income and property tax purposes and on June 30, 2003 for municipal license tax purposes.

          7.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12 MATERIAL AGREEMENTS AND LIENS.

          (a) Part A of Schedule I hereto is a complete and correct list, as of the date hereof, and after giving effect to the transactions contemplated hereunder to occur on such date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries, and the aggregate principal or face amount outstanding or that may


CREDIT AGREEMENT                        47
become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the date hereof (and after giving effect to the transactions contemplated hereunder to occur on such date), of each Lien securing Indebtedness of any Person and covering any Property of the Company or any of its Subsidiaries that will continue after the date hereof, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          7.13 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

          In addition, except as to matters with respect to which the Company and its Subsidiaries could not reasonably be expected to incur liabilities in excess of $250,000 in the aggregate:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

               (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;


CREDIT AGREEMENT                        48

               (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

               (iii) there are no underground storage tanks, other than those disclosed in consultant reports provided to the Agent by the Company or its Subsidiaries, or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

               (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

               (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
     Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

          (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in Schedule II hereto.

          (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be


CREDIT AGREEMENT                        49
     required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

          7.14 CAPITALIZATION.  As of the date hereof,

          (a) the authorized capital stock of the Company consists of 21,000,000 shares, consisting of 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share;

          (b) the Company has 15,020,229 shares of issued and outstanding common stock, and all of such issued shares are duly and validly issued and outstanding and are not held in treasury;

          (c)  the Company has no issued or outstanding preferred stock;

          (d) except for (i) options to purchase 577,760 shares of common stock granted under the Company's Exchange Stock Option and Restricted Stock Plan, (ii) options to purchase up to 1,017,478 shares of common stock granted (980,206) or available (37,272) for future grants under the Company's 1995 Stock Option and Restricted Stock Plan, and (iii) options to purchase up to 1,150,000 shares of common stock available for future grants under the Company's 1997 Stock Option and Restricted Stock Plan, and (iv) options to purchase up to 250,000 shares of common stock available for future grants under the Company's 1997 Employee Stock Purchase Plan, there are no outstanding Equity Rights with respect to the Company; and

          (e) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          7.15 SUBSIDIARIES, ETC.

          (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each


CREDIT AGREEMENT                        50
such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date hereof, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of
Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) None of the Subsidiaries of the Company is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 8.19(b) hereof.

          7.16 TITLE TO ASSETS. The Company owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title (subject only to Liens permitted by Section 8.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.05 hereof). The Company owns and has on the date hereof, and will own and have on the Closing Date, good and marketable title to, and enjoys on the date hereof, and will enjoy on the Closing Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06 hereof) that are necessary for the operation and conduct of its businesses.

          7.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a



CREDIT AGREEMENT                       51
report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          7.18 REAL PROPERTY. Set forth on Schedule IV attached hereto is a list, as of the date hereof of all of the real property interests held by the Company and its Subsidiaries, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

          7.19 SOLVENCY. As of the Closing Date and after giving effect to the initial Facility C Loans hereunder and the other transactions contemplated hereby, (a) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (b) the Company and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (c) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

          7.20 SUBORDINATED NOTE PURCHASE AGREEMENT. All Indebtedness and other obligations under the Subordinated Note Purchase Agreement have been paid in full and said Agreement has been terminated.

          Section 8. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Lenders and the Agent that, so long as any Facility C Commitment or Facility C Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

          8.01 FINANCIAL STATEMENTS, ETC. The Company shall deliver, or shall cause to be delivered, to each of the Lenders:

          (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, and said consolidating financial statements fairly present the respective individual unconsolidated financial condition and



CREDIT AGREEMENT                       52
     results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Commission or any national securities exchange;

          (d) promptly upon mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Financial Officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of
          Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to



CREDIT AGREEMENT                       53
          meet the minimum funding standard of Section 412 of the Code or
          Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
          Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi)  the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f)  [Intentionally left blank];

          (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

          (h) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Board of Directors of the Company or any of



CREDIT AGREEMENT                       54
     its Subsidiaries by their independent certified public accountants in connection with any annual audit of the Company and/or any such Subsidiary by such accountants;

          (i) as soon as available and in any event on or before December 31 of each fiscal year, a budget for the next following fiscal year setting forth for each Subsidiary of the Company and for the Company and its Subsidiaries as a whole, anticipated income, expense and capital expenditure items for each quarter during such fiscal year, together with pro forma unaudited balance sheets of the Company and its Subsidiaries and the related pro forma statements of retained earnings, and quarterly, concurrently with the delivery of the financial statements for such fiscal year pursuant to clause (a) above, a report setting forth a detailed comparison of actual performance to the budget referred to above; and

          (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to clause (a) above, a certificate of a Responsible Financial Officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.10, 8.11, 8.12, 8.13 and 8.14 hereof as of the end of the respective quarterly fiscal period or fiscal year.

          8.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

          8.03 EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under
     Section 8.05 hereof);



CREDIT AGREEMENT                       55

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

          8.04 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations. The Company will in any event maintain (with respect to itself and each of its Subsidiaries):

          (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Company and each of its Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to such deductibles as shall be satisfactory to the Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid (PROVIDED that recovery limits may be applicable to losses caused by flood or earthquake) and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

          (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles



CREDIT AGREEMENT                       56

     (whether owned, hired or rented by the Company or any of its Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of the Company and its Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) Workers' Compensation Insurance -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

          (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by the Company or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and its Subsidiaries.

          (6) Business Interruption Insurance -- insurance against loss of operating income (up to an aggregate amount equal to $15,000,000 and subject to a deductible, or self-insured amount, not in excess of $500,000) by reason of any Peril.

          (7) Other Insurance -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Company and having an A. M. Best rating of "A-" or better and being in a financial size category of VIII or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 8.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Agent and shall also provide that the interests of the Agent and the Lenders shall not be invalidated by any act or negligence of the Company or any Person having an interest in any Property covered by the Mortgages which, directly or indirectly, secure the Facility C Loans nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Company will advise the Agent promptly of any policy cancellation, reduction or amendment.



CREDIT AGREEMENT                       57

          On or before the date hereof, the Company will deliver to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Company hereunder setting forth the respective coverage, limits of liability, carrier, policy number and period of coverage (and attaching original copies of any policies with respect to casualty insurance). Thereafter, each year the Company will deliver to the Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the calendar year following the date of such certificates, subject only to the payment of premiums as they become due. In addition, the Company will not modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Agent accompanied by (if requested by the Agent) a written report of a firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Agent, is in compliance with the provisions of this Section 8.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by the Mortgages which, directly or indirectly, secure the Facility C Loans. The Company will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 8.04 unless the Agent is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

          Without limiting the obligations of the Company under the foregoing provisions of this Section 8.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 8.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as the Agent (or the Majority Lenders) shall deem appropriate, and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

          For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Company and its Subsidiaries are located.

          8.05 PROHIBITION OF FUNDAMENTAL CHANGES. (a) The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except:

          (i) for purchases of inventory and other Property to be sold or used in the ordinary course of business;



CREDIT AGREEMENT                       58

          (ii)  Investments permitted under Section 8.08 hereof;

          (iii) Capital Expenditures permitted under Section 8.14 hereof;
     and

          (iv) Permitted Acquisitions and acquisitions permitted under Section 8.05(b)(iv) of the Existing Credit Agreement.

          (c) The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding:

                (i)   any Excluded Disposition;

                (ii) obsolete or worn-out Property, tools or equipment no longer used or useful in its business (other than any Excluded Disposition) or real Property no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $1,000,000; and

                (iii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms.

          (d) Notwithstanding the foregoing provisions of this Section 8.05, so long as no Default shall have occurred and be continuing and, after giving effect to any of the succeeding transactions, no Default would exist hereunder, and so long as the Liens created under the Security Documents continue to be in effect:

          (i) any Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary; and

          (ii) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Subsidiary of the Company.

          8.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)   Liens created pursuant to the Security Documents;

          (b)   Liens in existence on the date hereof and listed in Part B of
     Schedule I hereto;



CREDIT AGREEMENT                       59

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

          (e) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(i) hereof;

          (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (g) deposits or pledges to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (i) Liens upon tangible personal Property acquired after the date hereof (by purchase, construction or otherwise), or upon other property acquired after the date hereof as a Capital Expenditure, by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; PROVIDED that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Responsible Financial Officer of the Company) of such Property at the time it was acquired, and (iii) the principal amount of all Indebtedness (other than Indebtedness permitted by Section 8.07(d) hereof) secured by such Liens shall not exceed $500,000 in the aggregate;



CREDIT AGREEMENT                       60

          (j) Liens upon real Property heretofore leased or leased after the date hereof (under operating or capital leases) in the ordinary course of business by the Company or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Company or any of its Subsidiaries under or in respect of such lease and extending to or covering only the Property subject to such lease and improvements thereon;

          (k) Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Obligors pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Obligors;

          (l) protective Uniform Commercial Code filings with respect to personal Property leased by any Obligor; and

          (m) any extension, renewal or replacement of the foregoing, PROVIDED, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property.

          8.07 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness to the Lenders hereunder, under the other Loan Documents and under the Existing Credit Agreement;

          (b) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

          (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company or of the Company to any of its Subsidiaries to the extent permitted under Section 8.08(e) or (g) hereof;

          (d) Indebtedness (including Capital Lease Obligations) incurred to finance the purchase of equipment, and other Capital Lease Obligations, not to exceed $10,000,000 in the aggregate outstanding at any time; and

          (e) Indebtedness in respect of an irrevocable letter of credit issued by a financial institution located in the State of Nevada in favor of the State of Nevada Department of Insurance for the account of the Company or any of its Subsidiaries, and any extensions or renewals thereof, in an aggregate amount not exceeding $5,000,000 at any one time outstanding;

          (f) Indebtedness incurred in connection with the acquisition of the capital stock or assets of Pure Ice of the South, Inc. ("PURE ICE"), a Florida corporation, and


CREDIT AGREEMENT                         61
     evidenced by promissory note(s) payable to the shareholders of Pure Ice, in an aggregate amount not exceeding $1,175,000 at any one time outstanding; and

          (g) additional Indebtedness of the Company and its Subsidiaries up to but not exceeding $1,000,000 at any one time outstanding.

          8.08 INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding as of the date hereof and identified in Part B of Schedule III hereto (including, without limitation, Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company);

          (b)  operating deposit accounts with depository institutions;

          (c)  Permitted Investments;

          (d)  Interest Rate Protection Agreements entered into pursuant to
     Section 8.15 hereof;

          (e) (i) Investments permitted under Section 8.05(b) hereof and (ii) indemnities executed in connection with the sale of Investment Tax Credits;


          (f) Investments by the Company in the capital stock of its Subsidiaries to the extent outstanding as of the date hereof;

          (g) Investments (other than of a type specified in clause (f) above, other than the Investments permitted under clause (a) above and Investments in Subsidiaries made in connection with Investments pursuant to clause
     (e)(i) above) by the Company in its Subsidiaries or by any Subsidiary of the Company in the Company or any other Subsidiary of the Company made after the date hereof not exceeding $10,000,000 at any time outstanding (MINUS (without duplication) the aggregate principal amount of Indebtedness outstanding under Section 8.07(c) hereof);

          (h) loans and advances to employees up to but not exceeding $750,000 in the aggregate;

          (i) deposits to secure bids, tenders, utilities, vendors, leases, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business not exceeding $500,000 in the aggregate;

          (j) additional Investments up to but not exceeding $1,000,000 in the aggregate; and

          (k)  any guarantees permitted under Section 8.07 hereof.


CREDIT AGREEMENT                        62

          8.09 RESTRICTED PAYMENTS.

          (a) DIVIDEND PAYMENTS. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Dividend Payment at any time, PROVIDED that the Company may redeem or retire shares of its common stock from any of its officers in connection with his or her voluntary departure, dismissal, retirement or death, PROVIDED that (i) at the time of such redemption or retirement no Default shall have occurred and be continuing and (ii) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased does not exceed $500,000 in any fiscal year. Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Company to the Company or any other Subsidiary of the Company.

          (b) MANAGEMENT FEES. The Company will not, nor will it permit any of its Subsidiaries to, accrue or pay any Management Fees to any Person (including, without limitation, any Affiliates), PROVIDED that, so long as no Default shall have occurred and be continuing or would result therefrom, the Company may make payments to Robert L. Kaminski not exceeding $150,000 in any fiscal year.

          8.10 LEVERAGE RATIO. The Company will not permit the Leverage Ratio to exceed 3.50 to 1 at any time.

          8.11 MINIMUM NET WORTH. The Company will not permit its Net Worth (i) for the period from the date hereof to and including March 31, 1997 to be less than $135,000,000 and (ii) for each fiscal quarter thereafter, to be less than $135,000,000 plus 50% of net income for all preceding fiscal quarters (without including the results of any fiscal quarter in respect of which there was a net loss) commencing with the fiscal quarter beginning April 1, 1997. The amounts of Net Worth set forth above shall be increased by 75% of the amount by which the "total stockholders equity" of the Company is increased as a result of any public or private offering of common stock of the Company after March 1, 1997. Promptly upon consummation of each such public or private offering, the Company shall notify the Agent in writing of the amount of such increase in total stockholders equity.

          8.12 FIXED CHARGES RATIO. The Company will not permit the Fixed Charges Ratio to be less than 1.20 to 1 at any time.

          8.13 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than 3.00 to 1 at any time.

          8.14 CAPITAL EXPENDITURES. The Company will not permit the aggregate amount of Capital Expenditures by the Company and its Subsidiaries to exceed the following respective amounts for the following respective periods:


CREDIT AGREEMENT                        63

             Period                           Amount
             ------                           ------

From January 1, 1996 through
 and including December 31,
 1996                                       $13,000,000

From January 1, 1997
 through and including
 December 31, 1997, and for
 each fiscal year thereafter                $21,000,000

If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding period (but not any other) period and, for the purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the permitted amount for such period set forth in the schedule above and last from the amount of any carryover from any previous period. Notwithstanding the foregoing, in addition to the Capital Expenditures permitted to be incurred as provided above, the Company may make the following additional Capital Expenditures: (a) the acquisition of replacement Property in respect of an Excluded Disposition; (b) the purchase price paid by the Company or any of its Subsidiaries in respect of any acquisition permitted under Section 8.05(b)(iv) hereof; and (c) Capital Expenditures made with the proceeds of property or casualty insurance for the purposes of repairing or replacing damaged or destroyed fixed or capital assets.

          8.15 INTEREST RATE PROTECTION AGREEMENTS. The Company shall maintain in full force and effect the Interest Rate Protection Agreements existing as of the date hereof as described in Section 6.01(k) hereof until the stated expiration date thereof. The Company further agrees to provide to the Agent on or before September 30, 1997 evidence that it has in full force and effect Interest Rate Protection Agreements in form and substance satisfactory to the Agent that enable the Company to protect against floating interest rates as to a notional principal amount at least equal to 50% of the maximum aggregate principal amount of the Facility B Loans outstanding from time to time during the period from September 30, 1997 to and including March 31, 2000.

          8.16 LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than operations involved in the manufacture, processing or distribution of ice, ice-related products, coffee, dairy products or bottled water which is similar to the water products that are currently processed, bottled and distributed from the dairy facilities of the Company and/or its Subsidiaries, or the lines of business conducted by the Company or any of its Subsidiaries as of the date hereof.

          8.17 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate;
(b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for


CREDIT AGREEMENT                        64
the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

          8.18 USE OF PROCEEDS. The Company will use the proceeds of the Facility C Loans only to make Permitted Acquisitions. The Company will use the proceeds of all Facility C Loans hereunder in compliance with all applicable legal and regulatory requirements. Neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

          8.19 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES; ADDITIONAL MORTGAGED PROPERTIES.

          (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the relevant Security Document the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to such Security Document.

          (b) The Company will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement (other than the Garrido Negative Pledge Agreement) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          (c) The Company will take such action, and will cause each of its Subsidiaries (other than Garrido and Guest Choice) to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Garrido and Guest Choice) are party to, as obligors, the Existing Subsidiary Guarantee and Security Agreement or a Supplemental Subsidiary Guarantee and Security Agreement. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary, the Company or the respective Subsidiary will cause such new Subsidiary to (i) become a party to the Existing Subsidiary Guarantee and Security Agreement or a Supplemental Subsidiary Guarantee and Security Agreement pursuant to a written instrument in form and substance satisfactory to the Agent, (ii) if requested by the Majority Lenders, cause such new Subsidiary to execute and deliver one or more Mortgages, in substantially the form of Exhibits C or D hereto (with such changes thereto as the Agent may reasonably request), covering the real


CREDIT AGREEMENT                        65

Property and/or fixtures of such Subsidiary, and (iii) to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those to be delivered by each Supplemental Guarantor pursuant to Section 6.02 hereof or delivered pursuant to Section 6.01 of the Existing Credit Agreement, as the case may be, or as any Lender or the Agent shall have reasonably requested.

          (d) Without affecting the obligations of the Company under any provision prohibiting such action hereunder, in the event that the Company or any of its Subsidiaries (other than Garrido) shall acquire any business or Property after the date hereof, the Company shall, or shall cause such Subsidiary to (i) if requested by the Majority Lenders, execute and deliver one or more Mortgages, substantially in the form of Exhibits D-1 or D-2 hereto (with such changes as the Agent may reasonably request), covering the real property and/or fixtures so acquired, (ii) execute and deliver to the Agent for filing, appropriately completed Uniform Commercial Code financing statements or other filings or instruments as the Agent shall request in order to perfect the security interest in favor of the Agent for the benefit of the Lenders in such Property so acquired and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as is consistent with those to be delivered by each Supplemental Guarantor pursuant to Section 6.02 hereof or delivered pursuant to Section 6.01 of the Existing Credit Agreement, as the case may be, or as any Lender or the Agent shall have reasonably requested.

          8.20 MODIFICATIONS OF CERTAIN DOCUMENTS. Except in connection with any transaction expressly permitted hereunder, the Company will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to the charter or by-laws of the Company or any of its Subsidiaries, in each case, without the prior consent of the Agent (with the approval of the Majority Lenders). Without limiting the requirement for consent as provided in the immediately preceding sentence, the Company will furnish to the Agent a copy of each such modification, supplement or waiver promptly upon the effectiveness thereof (and the Agent will promptly furnish a copy thereof to each Lender).

          8.21 FURTHER ASSURANCES. As and to the extent requested from time to time by the Agent or the Majority Lenders, each Supplemental Guarantor operating in the Commonwealth will grant to the Agent, for the benefit of the Lenders, a Lien in respect of any Property owned by such Supplemental Guarantor operating in the Commonwealth. Such Lien shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent (collectively, the "ADDITIONAL PUERTO RICO SECURITY DOCUMENTS") and shall constitute valid and enforceable perfected liens superior to and prior to the rights of all other Persons and subject to no other Liens except for the Liens permitted pursuant to
Section 8.06 hereof. The Additional Puerto Rico Security Documents or other instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent for the benefit of the Lenders required to be granted pursuant to the Additional Puerto Rico Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full.


CREDIT AGREEMENT                        66

          8.22 PUERTO RICO SECURITY DOCUMENTS. The Company shall, within 15 days of the Effective Date, (i) execute such amendments to the Puerto Rico Security Documents as reasonably requested by the Agent, (ii) duly file such amendments with the appropriate filing offices in Puerto Rico and (iii) pay all filing fees in connection therewith.

          Section 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Company shall: (i) default in the payment of any principal of any Facility C Loan when due (whether at stated maturity or at mandatory prepayment); or (ii) default in the payment of any interest on any Facility C Loan, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more Business Days; or

          (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $500,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated or any "Event of Default" (as defined in the Existing Credit Agreement) shall occur and be continuing; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(g), 8.05, 8.06, 8.07, 8.08, 8.09,
     8.10, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.19, 8.21 or 8.22 hereof;
     or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (e) The Company shall default in the performance of any of its obligations under Section 4.02 of the Security Agreement; any Obligor party to the Existing


CREDIT AGREEMENT                        67

     Subsidiary Guarantee and Security Agreement or any Supplemental
     Subsidiary Guarantee and Security Agreement shall default in the performance of any of its obligations under Section 2 or 5.02 thereof;
     or any Obligor shall default in the performance of any of its other obligations in any Loan Document (other than this Agreement) to which it is party and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

          (f) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (g) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (or such similar laws) or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of the Company or the relevant Subsidiary affected thereby, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary, as the case may be, or of all or any substantial part of its Property, or (iii) similar relief in respect of such Company or such Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or any such Subsidiary, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the


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     same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

          (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders, is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

          (l) Mr. Gregg L. Engles ("ENGLES") shall at any time cease to perform the duties of the Chairman of the Board of Directors, or Chief Executive Officer, of the Company; or any of the Subsidiaries of the Company shall cease to be a Wholly Owned Subsidiary of the Company; or during any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period or (ii) whose election or nomination to said Board was approved by individuals referred to in clause
     (i) above constituting at the time of such election or nomination at least a majority of said Board; or any Person or group of Persons acting in concert, other than Engles or any other shareholder of the Company as of the date hereof, shall at any time own or control, directly or indirectly, 20% or more of such voting capital stock; or

          (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9 with respect to any Obligor, the Agent may (and, if requested by the Majority Lenders shall), by notice to the Company, terminate the Facility C Commitments and/or


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declare the principal amount then outstanding of, and the accrued interest on, the Facility C Loans and all other amounts payable by the Obligors hereunder, under the other Loan Documents and under the Facility C Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 9 with respect to any Obligor, the Facility C Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Facility C Loans and all other amounts payable by the Company hereunder and under the Facility C Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          Section 10.  THE AGENT.

          10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Facility C Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;
(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Facility C Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent.

          10.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have


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been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or any Obligor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, or all of the Lenders.

          10.04 RIGHTS AS A LENDER. With respect to its Facility C Commitment and the Facility C Loans made by it, First Union (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and First Union and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03, and including in any event any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement and Section 5.02 of each Supplemental Subsidiary Guarantee and Security Agreement to which remittances in respect of Accounts, as defined in each such agreement, are to be made) ratably in accordance with the aggregate principal amount of the Facility C Loans held by the Lenders (or, if no Facility C Loans are at the time outstanding, ratably in accordance with their respective Facility C Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this



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Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, and including also any payments under any indemnity that the Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement and Section 5.02 of each Supplemental Subsidiary Guarantee and Security Agreement to which remittances in respect of Accounts, as defined in each such agreement, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

          10.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of the Company (which consent shall not be unreasonably withheld); PROVIDED, that no such consent of the Company shall be required if an Event of Default has occurred and is continuing and the Facility C Commitments have been terminated and/or the Facility C Loans and other amounts payable by the Company hereunder have been declared to be forthwith due and payable. If no successor



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Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09 AGENCY FEE. So long as the Facility C Commitments are in effect and until payment in full of the principal of and interest on the Facility C Loans and all other amounts payable by the Company hereunder, the Company will pay to the Agent an agency fee in the amount agreed in writing between the Company and the Agent, payable quarterly in arrears commencing on March 31, 1997 and on the last day of each calendar quarter thereafter; PROVIDED that if the Facility C Commitments shall have been terminated prior to such date, the agency fee shall be payable on the date of such termination. Such fee, once paid, shall be non-refundable.

          10.10 CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, PROVIDED that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Security Documents) release any guarantee or collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security, except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented or to release any guarantee of any Obligor that is the subject of a disposition to which the Majority Lenders have consented.

          10.11 SYNDICATION AGENT. The Syndication Agent named on the cover page of this Agreement shall have no duties, obligations or responsibilities hereunder except in its capacity as Lender.

          Section 11.  MISCELLANEOUS.

          11.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Facility C Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or



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privilege under this Agreement or any Facility C Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03  EXPENSES, ETC.   The Company agrees to pay or reimburse each
of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, and Fiddler Gonzalez & Rodriguez, special Puerto Rico counsel to First Union) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs or allocated costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees, allocated costs and expenses of legal counsel, which may be employees of the Lenders or the Agent) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings,
(y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein; and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to any Mortgages securing, directly or indirectly, the Facility C Loans.

          The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit



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hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will (x) indemnify the Agent for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement and
Section 5.02 of each Supplemental Subsidiary Guarantee and Security Agreement to which remittances in respect to Accounts, as defined in each such agreement, are to be made and (y) indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against all or any part of the Property covered by any Mortgages (securing, directly or indirectly, the Facility C Loans) in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period prior to the termination of the Facility C Commitments and the payment in full of the Facility C Loans and other amounts owing hereunder and under the other Loan Documents when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents to the extent such Release results from a continuation of conditions previously in existence at, or practices theretofore employed in connection with the operation of, such site or facility.

          11.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Facility C Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Facility C Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Facility C Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Facility C Loans, (vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or modify Section 11.06(b)(iii) hereof,



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(viii) release any Subsidiary Guarantor from any of its guarantee obligations under the Existing Subsidiary Guarantee and Security Agreement or any Supplemental Subsidiary Guarantee and Security Agreement or release (or terminate any Lien on) all or substantially all of the Collateral except as provided in the Security Documents with respect to such Collateral in any of the Security Documents or (ix) waive any of the conditions precedent set forth in Section 6.01 or 6.02 hereof; and (b) any modification of any of the rights or obligations of the Agent shall require the consent of the Agent.

          11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Company may not assign any of its rights or obligations hereunder or under the Facility C Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Facility C Loans, its Facility C Note and its Facility C Commitment with the consent of the Agent (which consent shall not be unreasonably withheld) pursuant to an Assignment and Acceptance substantially in the form of Exhibit I hereto; PROVIDED that:

          (i) no such consent by the Agent shall be required in the case of any assignment to another Lender;

          (ii) each assignment by a Lender of its Facility C Loans, Facility C Note or Facility C Commitment shall be made in such a manner so that the same portion of such Facility C Loans, Facility C Note and Facility C Commitment is assigned to the respective assignee;

          (iii) each assignment by any Facility C Lender, Facility A Lender or Facility B Lender of any of its Facility C Loans, Facility A Loans or Facility B Loans respectively (and related Facility C Note, Facility A Note and Facility B Note and related Facility C Commitment, Facility A Commitment and Facility B Commitment) shall be made in such a manner so that the same portion of its Facility C Loans, Facility A Loans and Facility B Loans to the Company (and related Facility C Note, Facility A Note and Facility B Note and related Facility C Commitment, Facility A Commitment and Facility B Commitment) is assigned to the respective assignee; and

          (iv) any such assignment of less than all of such Lender's interests in the Facility A Loans, Facility B Loans and Facility C Loans, Facility A Notes, Facility B Notes and Facility C Notes, and Facility A Commitments, Facility B Commitments and Facility C Commitments, as the case may be, shall be in an aggregate amount at least equal to $5,000,000.



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Upon execution and delivery by the assignor and assignee to the Agent of such
Assignment and Acceptance, and upon consent thereto by the Agent to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Facility C Commitment and Facility C Loans (or portions thereof) assigned to it as specified in such Assignment and Acceptance (in addition to the Facility C Commitment and Facility C Loans theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Facility C Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000.

          (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Facility C Loans held by it, or in its Facility C Commitment, in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 8.01(j) hereof with respect to its participation in such Facility C Loans and Facility C Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Facility C Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Facility C Loans held by it, and its Facility C Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Facility C Loans and Facility C Commitment, and as if such Lender were funding each of such Facility C Loans and Facility C Commitment in the same way that it is funding the portion of such Facility C Loans and Facility C Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Facility C Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Facility C Loan or Facility C Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Facility C Loans, (vi) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.10 or 11.04 hereof, requires the consent of each Lender or (vii) release any Subsidiary Guarantor from any of its guarantee obligations under the Guarantee Agreement or any Supplemental Subsidiary Guarantee and Security Agreement or release (or terminate any Lien on) all or substantially all of the collateral directly or indirectly securing the Facility C Loans except as provided in the Security Documents with respect to such collateral in any of the Security Documents.



CREDIT AGREEMENT                       77

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Facility C Loans and its Facility C Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Facility C Loans and its Facility C Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

          (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

          (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Facility C Loan held by it hereunder to the Company or any of its Subsidiaries or Affiliates without the prior consent of each Lender.

          11.07 SURVIVAL. The obligations of the Company under Sections 5.01, 5.05, 5.06, 5.08 and 11.03 hereof, and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Facility C Loans and the termination of the Facility C Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Facility C Loan), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Facility C Loan), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS AND VENUE.

          (a) This Agreement and the Facility C Notes shall be governed by, and construed in accordance with, the law of the State of New York.



CREDIT AGREEMENT                       78

          (b) The Company hereby agrees that any suit, action or proceeding with respect to this Agreement, any Facility C Note or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

          (c) The Company hereby agrees that service of all writs, process and summonses in any suit, action or proceeding brought hereunder or under any of the other Loan Documents to which the Company is a party may be made upon The Prentice Hall Corporation System, Inc. presently located at 15 Columbus Circle, New York, New York 10023, U.S.A. (the "PROCESS AGENT"), and the Company hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Company shall not impair or affect the validity of such service or of any judgment based thereon. Without limiting the foregoing, the Company hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          (d) The Company hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Facility C Notes or the other Loan Documents brought in any such court and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by



CREDIT AGREEMENT                       79
one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Facility C Loans and the termination of the Facility C Commitments.

          (b) Each Lender and the Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to any Lender's examiners, auditors or accountants, (iv) to the Agent, the Syndication Agent named on the cover page of this Agreement or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or
(vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit H hereto; PROVIDED, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit H hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to
Section 11.06 hereof.

          11.13 INTENTION OF PARTIES. Notwithstanding anything contained herein to the contrary, it is the intention of the parties hereto that this Agreement and the Facility C Commitments and extensions of credit provided hereunder represent a supplement to, but not a novation or discharge of, the credit facilities provided by the Existing Credit Agreement and the Existing Supplemental Credit Agreement; and the Company hereby represents and warrants to the Agent and each Lender that after giving effect to the transactions contemplated hereby, the security interests (subject only to Liens permitted by Section 8.06 hereof) created by the Security Documents continue to constitute valid, perfected and first priority security interests securing all obligations purported to be secured thereby.



CREDIT AGREEMENT                       80

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Supplemental Credit Agreement to be duly executed and delivered as of the day and year first above written.


                                COMPANY

                                SUIZA FOODS CORPORATION


                                By
                                  -------------------------------------------
                                   Title:

                                Address for Notices:

                                3811 Turtle Creek Boulevard
                                Suite 1300
                                Dallas, Texas 75219

                                Attention:  Gregg L. Engles

                                Telecopier No.: (214) 528-9929

                                Telephone No.: (214) 528-9922













CREDIT AGREEMENT                        81

                                LENDERS

FACILITY C COMMITMENT           FIRST UNION NATIONAL BANK OF
$12,333,333.33                     NORTH CAROLINA


                                By
                                   --------------------------------------
                                   Title:


                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                First Union National Bank of North Carolina
                                301 S. College Street
                                Charlotte, NC  28288-0737

                                Address for Notices:

                                First Union National Bank of North Carolina
                                301 S. College Street
                                Charlotte, NC  28288-0737

                                Attention:  Sana Alkoor - Suiza

                                Telecopier No.:  (704) 383-6537

                                Telephone No.:  (704) 374-9831









CREDIT AGREEMENT                        82

FACILITY C COMMITMENT           THE FIRST NATIONAL BANK OF
$12,333,333.33                     CHICAGO


                                By
                                   ------------------------------------------
                                   Title:


                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                The First National Bank of Chicago
                                1 First National Plaza
                                Suite 0088, 14th Floor
                                Chicago, IL  60670

                                Address for Notices:

                                The First National Bank of Chicago
                                1 First National Plaza
                                Suite 0088, 14th Floor
                                Chicago, IL  60670

                                Attention:  April Yebd

                                Telecopier No.:   (312) 732-2715
                                                  (312) 732-6276

                                Telephone No.:    (312) 732-4823








CREDIT AGREEMENT                        83

FACILITY C COMMITMENT           HARRIS TRUST AND SAVINGS BANK
$9,666,666.67


                                By
                                   ------------------------------------------
                                   Title:


                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                Harris Trust and Savings Bank
                                111 West Monroe Street
                                Chicago, IL  60690

                                Address for Notices:

                                Harris Trust and Savings Bank
                                111 West Monroe Street
                                Chicago, IL  60690

                                Attention:  Jerry Karl/Marieky Estrada

                                Telecopier No.:  (312) 765-8095

                                Telephone No.:  (312) 461-3776/7664








CREDIT AGREEMENT                        84

FACILITY C COMMITMENT           THE BANK OF NOVA SCOTIA
$11,333,333.33


                                By
                                   ------------------------------------------
                                   Title:

                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                The Bank of Nova Scotia
                                Atlanta Agency
                                600 Peachtree Street N.E., Suite 2700
                                Atlanta, Georgia  30308

                                Address for Notices:

                                The Bank of Nova Scotia
                                Atlanta Agency
                                600 Peachtree Street N.E.
                                Suite 2700
                                Atlanta, Georgia  30308

                                Attention:  F.C.H. Ashby
                                            Senior Assistant Agent

                                Telecopier No.: (404) 888-8998

                                Telephone No.:  (404) 877-1500






CREDIT AGREEMENT                        85
                                with a copy to:

                                The Bank of Nova Scotia
                                Houston Representative Office
                                1100 Louisiana
                                Suite 3000
                                Houston, Texas  77002

                                Attention:  Rosine Matthews
                                            Relationship Manager

                                Telecopier No.: (713) 752-2425

                                Telephone No.:  (713) 759-3432

FACILITY C COMMITMENT           BANCO POPULAR DE PUERTO RICO
$6,666,666.67


                                By
                                   ------------------------------------------
                                   Title:

                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                   Banco Popular de Puerto Rico
                                   7 West 51st Street
                                   New York, New York  10019

                                Address for Notices:

                                   Banco Popular de Puerto Rico
                                   7 West 51st Street
                                   New York, New York  10019

                                Attention:  John Cuneo

                                Telecopier No.: (212) 586-3537

                                Telephone No.:  (212) 315-2800



CREDIT AGREEMENT                        86

FACILITY C COMMITMENT           BANK OF AMERICA ILLINOIS
$6,666,666.67


                                By
                                   ------------------------------------------
                                   Title:  W. Thomas Barnett
                                           Vice President

                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                Bank of America Illinois
                                231 S. LaSalle
                                Chicago, Illinois  60697

                                Address for Notices:

                                Bank of America Illinois
                                231 S. LaSalle
                                Chicago, Illinois  60697

                                Attention:  Paul Youmaura

                                Telecopier No.: (312) 974-9626

                                Telephone No.:  (312) 828-6574






CREDIT AGREEMENT                        87

FACILITY C COMMITMENT           BANQUE PARIBAS
$8,333,333.33


                                By
                                   ------------------------------------------
                                   Title:


                                By
                                   ------------------------------------------
                                   Title:


                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                Banque Paribas
                                1200 Smith Street
                                Suite 3100
                                Houston, Texas  77002

                                Address for Notices:

                                Banque Paribas
                                1200 Smith Street
                                Suite 3100
                                Houston, Texas  77002

                                Attention:  Chuck E. Irwin

                                Telecopier No.:  (713) 659-5234

                                Telephone No.:  (713) 659-4811





CREDIT AGREEMENT                        88

FACILITY C COMMITMENT           CAISSE NATIONALE DE CREDIT
$9,666,666.67                      AGRICOLE


                                By
                                   ------------------------------------------
                                   Title:

                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                Caisse Nationale de Credit Agricole
                                55 E. Monroe
                                Suite 4700
                                Chicago, IL  60603

                                Address for Notices:

                                Caisse Nationale de Credit Agricole
                                55 E. Monroe
                                Suite 4700
                                Chicago, IL  60603

                                Attention:  Laura Schmuck

                                Telecopier No.:  (312) 372-4421

                                Telephone No.:   (312) 917-7428










CREDIT AGREEMENT                        89

FACILITY C COMMITMENT           THE FUJI BANK, LIMITED,
$9,666,666.67                      HOUSTON AGENCY


                                By
                                   ------------------------------------------
                                   Title:

                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                The Fuji Bank, Limited, Houston Agency
                                One Houston Center
                                1221 McKinney Street, Suite 4100
                                Houston, TX  77010

                                Telecopier No.:  (713) 759-0048

                                Address for Notices:

                                The Fuji Bank, Limited, Houston Agency
                                One Houston Center
                                1221 McKinney Street, Suite 4100
                                Houston, TX  77010

                                Attention:   Philip C. Lauinger III
                                             Vice President and Joint
                                             Manager or
                                             David L. Kelley
                                             Senior Vice President
                                             (713) 650-7850

                                Telecopier No.: (713) 759-0048

                                Telephone No.:  (713) 650-7852








CREDIT AGREEMENT                        90

FACILITY C COMMITMENT           THE LONG-TERM CREDIT BANK OF
$6,666,666.67                      JAPAN, LIMITED, NEW YORK BRANCH


                                By ------------------------------------------
                                   Title:

                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                The Long-Term Credit Bank of Japan, Limited,
                                   New York Branch
                                165 Broadway
                                New York, NY  10006

                                Address for Notices:

                                The Long-Term Credit Bank of Japan, Limited,
                                   New York Branch
                                165 Broadway
                                New York, NY  10006

                                Attention:  Frank H. Madden, Jr.

                                Telecopier No.:  (212) 608-2371

                                Telephone No.:   (212) 335-4550








CREDIT AGREEMENT                        91

FACILITY C COMMITMENT           CREDIT LYONNAIS NEW YORK BRANCH
$6,666,666.67


                                By
                                   ------------------------------------------
                                   Title:


                                Lending Office for Base Rate Loans and
                                   Eurodollar Loans:

                                Credit Lyonnais New York Branch
                                c/o Credit Lyonnais Dallas
                                2200 Ross Avenue
                                Suite 4400 West
                                Dallas, Texas 75201

                                Address for Notices:

                                Credit Lyonnais New York Branch
                                c/o Credit Lyonnais Dallas
                                2200 Ross Avenue
                                Suite 4400 West
                                Dallas, Texas 75201

                                Attention:  Tim O'Connor

                                Telecopier No.:  (214) 220-2323

                                Telephone No.:  (214) 220-2300







CREDIT AGREEMENT                        92

                                AGENT

                                FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                   as Agent


                                By
                                   ------------------------------------------
                                   Title:

                                Address for Notices to the Agent:

                                First Union National Bank of North Carolina
                                301 S. College Street TW-10
                                Charlotte, NC  28288-0608

                                Attention:  Syndication Agency Services

                                Telecopier No.:  (704) 383-0288

                                Telephone No.:  (704) 383-0281

                                Telex No.:
                                   (Answerback:              )


CONSENT AND AGREEMENT

Each of the undersigned Subsidiary Guarantors hereby (1) consents to the terms of the Existing Credit Agreement and this Agreement, (2) agrees that each reference to the "Credit Agreement" or the "Supplemental Credit Agreement" (if any) in each Security Document to which such Subsidiary Guarantor is a party shall be a reference to the Existing Credit Agreement and this Agreement, respectively, and (3) confirms its obligations under each Security Document to which it is a party after the Existing Credit Agreement and this Agreement become effective on the Effective Date.

REDDY ICE CORPORATION                SUIZA FRUIT CORPORATION


By                                  By
  ------------------------------      ----------------------------------
  Title:                              Title:







CREDIT AGREEMENT                        93

VELDA FARMS, INC.                     NEVA PLASTICS MANUFACTURING
                                        CORP.


By                                    By
  --------------------------------      ---------------------------------------
  Title:                                 Title:


SUIZA MANAGEMENT CORPORATION          MODEL DAIRY, INC.


By                                    By
  --------------------------------      ---------------------------------------
  Title:                                 Title:


SUIZA DAIRY CORPORATION               SWISS DAIRY CORPORATION


By                                    By
  --------------------------------      ---------------------------------------
  Title:                                 Title:











CREDIT AGREEMENT                        94